                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      FILED BY THE REGISTRANT /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                  TYCO INTERNATIONAL LTD.
------------------------------------------------------------
      (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE
                        REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

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
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

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
                                                    TYCO INTERNATIONAL LTD.
[TYCO LOGO]                                         THE ZURICH CENTRE
                                                    SECOND FLOOR
                                                    90 PITTS BAY ROAD
                                                    PEMBROKE HM 08, BERMUDA
                                                    TELE: 441 292-8674
                                                    FAX: 441 295-9647

February 7, 2003

Dear Shareholder,

    You are cordially invited to attend the 2003 Annual General Meeting of Shareholders of Tyco International Ltd., which will be held on March 6, 2003 at 10:00 a.m., local time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.

    Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement. We hope you are planning to attend the meeting personally and look forward to the opportunity to present our outlook and goals for your company at this important stage in its history.

    Your vote is important. Whether or not you are able to attend, it is important that your common shares be represented at the meeting. Accordingly, we ask that you please sign, date and return the enclosed proxy card at your earliest convenience.

    On behalf of the Board of Directors and the management of Tyco, I extend our appreciation for your continued support.

                                      Yours sincerely,

                                      /s/ Edward D. Breen

                                      Edward D. Breen
                                      Chairman and Chief Executive Officer

                            Tyco International Ltd.
  The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

                            TYCO INTERNATIONAL LTD.
             NOTICE OF 2003 ANNUAL GENERAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 6, 2003

    NOTICE IS HEREBY GIVEN that the 2003 Annual General Meeting of Shareholders of Tyco International Ltd. will be held on March 6, 2003 at 10:00 a.m., local time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, for the following purposes:

    1.  To elect the Board of Directors;

    2. To re-appoint PricewaterhouseCoopers LLP as the independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditors' remuneration;

    3. To increase the number of authorized common shares and to amend Tyco's Bye-Laws to reflect such increase;

    4. To consider and act on the shareholder proposals described herein, if properly presented at the meeting; and

    5. To consider and act on such other business as may properly come before the meeting or any adjournment thereof.

    During the meeting, management also will present Tyco's audited consolidated financial statements for the fiscal year ended September 30, 2002 and will provide an overview of Tyco's operations.

    This Notice of Annual General Meeting and Proxy Statement were first sent on or about February 7, 2003 to each holder of record of Tyco common shares at the close of business on January 24, 2003. Each holder of record of Tyco common shares on the date of the meeting is entitled to attend and vote at the Annual General Meeting and any adjournment or postponement thereof. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR COMMON SHARES ARE REPRESENTED AT THE MEETING. Tyco shareholders of record who attend the meeting may vote their common shares personally, even though they have sent in proxies.

                                            By Order of the Board of Directors,

                                            /s/ William B. Lytton

                                            William B. Lytton
                                            Executive Vice President and General
                                            Counsel

February 7, 2003

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY AT TYCO INTERNATIONAL LTD., THE ZURICH CENTRE, SECOND FLOOR, 90 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; LODGE A LATER-DATED PROXY; OR ATTEND AND VOTE AT THE MEETING.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL
  GENERAL MEETING
  Questions and Answers about Voting Your Common Shares.....      1
  Returning Your Proxy Card.................................      4
CORPORATE GOVERNANCE
  Corporate Governance Principles...........................      6
  New Directors and Director Nominees.......................      7
  Executive Officers........................................      8
  Committees of the Board of Directors......................     10
  Audit Committee Report....................................     10
PROPOSALS FOR THE ANNUAL GENERAL MEETING
  Proposal Number One--Election of Directors................     12
  Proposal Number Two--Re-Appointment of Independent
    Auditors and Authorization of the Audit Committee to Set
    their Remuneration......................................     12
  Proposal Number Three--Increase in the Number of
    Authorized Common Shares and Amendment to Tyco's
    Bye-Laws to Reflect Such Increase.......................     13
  Proposal Number Four--Shareholder Proposal regarding the
    Manufacture of PVC- or Phthalate-Containing Medical
    Supplies................................................     14
  Proposal Number Five--Shareholder Proposal regarding
    Shareholder Approval of Future Severance Agreements.....     16
  Proposal Number Six--Shareholder Proposal regarding Use of
    Stock Price Indexed Executive Stock Options.............     18
  Proposal Number Seven--Shareholder Proposal regarding
    Changing Tyco's Jurisdiction of Incorporation...........     20
  Proposal Number Eight--Shareholder Proposal regarding
    Non-Executive Independent Chairman of the Board.........     21
  Proposal Number Nine--Shareholder Proposal regarding
    Obtaining Only Audit Services from Tyco's Independent
    Auditors................................................     23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................     25
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
  Directors' Compensation...................................     28
  Fiscal 2002 Board Meetings................................     29
  Board Compensation Committee Report on Executive
    Compensation............................................     29
  Compensation Committee Interlocks and Insider
    Participation...........................................     33
  Executive Compensation....................................     34
  Related Party Transactions................................     48
SHAREHOLDER RETURN PERFORMANCE PRESENTATION.................     51
OTHER MATTERS
  Costs of Solicitation.....................................     52
  Section 16(a) Beneficial Ownership Reporting Compliance...     52
  Presentation of Financial Statements......................     52
  Registered and Principal Executive Offices................     52
  Shareholder Proposals for the 2004 Annual General
    Meeting.................................................     52
  United States Securities and Exchange Commission
    Reports.................................................     53
  General...................................................     53

Audit Committee Charter.....................................  Exhibit A
Amendment to Tyco's Bye-Laws to Reflect Increase in Number
  of Authorized Common Shares...............................  Exhibit B

                   INFORMATION ABOUT THIS PROXY STATEMENT AND
                           THE ANNUAL GENERAL MEETING

QUESTIONS AND ANSWERS ABOUT VOTING YOUR COMMON SHARES

WHY DID I RECEIVE THIS PROXY STATEMENT?        Tyco has sent this Notice of Annual General Meeting
                                               and Proxy Statement, together with the enclosed proxy
                                               card or voting instruction card, because Tyco's Board
                                               of Directors is soliciting your proxy to vote at the
                                               Annual General Meeting on March 6, 2003. This Proxy
                                               Statement contains information about the items being
                                               voted on at the Annual General Meeting and important
                                               information about Tyco. Tyco's 2002 Annual Report to
                                               Shareholders, which includes the audited consolidated
                                               financial statements of Tyco for the fiscal year
                                               ended September 30, 2002, is enclosed with or has
                                               been sent in advance of these materials.

                                               Tyco has sent these materials to each person who is
                                               registered as a holder of its common shares in its
                                               register of shareholders (such owners are often
                                               referred to as "holders of record") as of the close
                                               of business on January 24, 2003. Tyco also is sending
                                               these materials to any person who becomes a holder of
                                               record of Tyco common shares through March 6, 2003.
                                               Any Tyco shareholder who does not receive a copy of
                                               this Notice of Annual General Meeting and Proxy
                                               Statement, together with the enclosed proxy card or
                                               voting instruction card, may obtain a copy at the
                                               Annual General Meeting or by contacting Tyco at (441)
                                               292-8674.

                                               Tyco has requested that banks, brokerage firms and
                                               other nominees who hold Tyco common shares on behalf
                                               of the owners of the common shares (such owners are
                                               often referred to as "beneficial shareholders" or
                                               "street name holders") as of the close of business on
                                               January 24, 2003 forward these materials, together
                                               with a proxy card or voting instruction card, to
                                               those beneficial shareholders. Tyco has agreed to pay
                                               the reasonable expenses of the banks, brokerage firms
                                               and other nominees for forwarding these materials.

                                               Finally, Tyco has provided for these materials to be
                                               sent to persons who have interests in Tyco common
                                               shares through participation in the company share
                                               funds of the Tyco retirement savings plans and
                                               employee share purchase plans. Such persons are not
                                               eligible to vote directly at the Annual General
                                               Meeting. They may, however, instruct the trustees of
                                               such plans how to vote the common shares represented
                                               by their interests. The enclosed proxy card will also
                                               serve as voting instructions for the trustees of the
                                               plans.

WHO IS ENTITLED TO VOTE?                       Each holder of record of Tyco common shares on the
                                               date of the Annual General Meeting is entitled to
                                               attend and vote at the Annual General Meeting. A poll
                                               will be taken on each proposal to be put to the
                                               Annual General Meeting.

                                       1
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
HOW MANY VOTES DO I HAVE?                      Every holder of a common share will be entitled to
                                               one vote per share for each director to be elected at
                                               the Annual General Meeting and to one vote per share
                                               on each other matter presented at the Annual General
                                               Meeting. On January 24, 2003, there were
                                               1,996,060,879 common shares outstanding and entitled
                                               to vote at the Annual General Meeting.

HOW DO I ATTEND THE ANNUAL GENERAL MEETING?    All shareholders are invited to attend the Annual
                                               General Meeting. For admission to the Annual General
                                               Meeting, shareholders of record should bring the
                                               admission ticket attached to the enclosed proxy card
                                               to the Registered Shareholders check-in area, where
                                               their ownership will be verified. Those who have
                                               beneficial ownership of common shares held by a bank,
                                               brokerage firm or other nominee should come to the
                                               Beneficial Owners check-in area. TO BE ADMITTED,
                                               BENEFICIAL OWNERS MUST BRING ACCOUNT STATEMENTS OR
                                               LETTERS FROM THEIR BANKS OR BROKERS SHOWING THAT THEY
                                               OWN TYCO COMMON SHARES. Registration will begin at
                                               9:00 a.m., and the Annual General Meeting will begin
                                               at 10:00 a.m.

HOW DO I VOTE?                                 You can vote in the following ways:

                                               - BY MAIL: If you are a holder of record, you can
                                               vote by marking, dating and signing your proxy card
                                                 and returning it by mail in the enclosed
                                                 postage-paid envelope. If you hold your common
                                                 shares in street name, please complete and mail the
                                                 voting instruction card.

                                               - AT THE ANNUAL GENERAL MEETING: If you are planning
                                               to attend the Annual General Meeting and wish to vote
                                                 your common shares in person, we will give you a
                                                 ballot at the meeting. Shareholders who own their
                                                 common shares in street name are not able to vote
                                                 at the Annual General Meeting. Beneficial
                                                 shareholders should instruct their broker or bank
                                                 how to vote on their behalf.

                                               EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL GENERAL
                                               MEETING, WE ENCOURAGE YOU TO COMPLETE AND MAIL THE
                                               ENCLOSED CARD TO VOTE YOUR COMMON SHARES BY PROXY.

WHAT IF I RETURN MY PROXY OR VOTING            Your common shares will be voted according to the
INSTRUCTION CARD BUT DO NOT MARK IT TO SHOW    instructions you have indicated on your proxy or
HOW I AM VOTING?                               voting instruction card. If you sign and return the
                                               card but do not indicate instructions for voting,
                                               your common shares will be voted "FOR" the election
                                               of all nominees to the Board of Directors named on
                                               the proxy card, "FOR" proposals 2 and 3, "AGAINST"
                                               proposals 4 through 9 and, with respect to any other
                                               matter which may properly come before the Annual
                                               General Meeting, at the discretion of the proxy
                                               holders.

MAY I CHANGE OR REVOKE MY VOTE AFTER I RETURN  You may change your vote at any time before it is
MY PROXY OR VOTING INSTRUCTION CARD?           exercised in one of three ways:

                                               - Notify our Secretary in writing before the Annual
                                               General Meeting that you are revoking your proxy;

                                               - Submit another proxy card (or voting instruction
                                               card if you hold your common shares in street name)
                                                 with a later date; or

                                               - Vote in person at the Annual General Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE   It means you have multiple accounts at the transfer
PROXY OR VOTING INSTRUCTION CARD?              agent and/or with banks and stock brokers. Please
                                               vote all of your common shares. Beneficial
                                               shareholders sharing an address who are receiving
                                               multiple copies of proxy materials and Annual Reports
                                               will need to contact their broker, bank or other
                                               nominee to request that only a single copy of each
                                               document be mailed to all shareholders at the shared
                                               address in the future. In addition, if you are the
                                               beneficial owner, but not the record holder, of
                                               Tyco's common shares, your broker, bank or other
                                               nominee may deliver only one copy of the Proxy
                                               Statement and Annual Report to multiple shareholders
                                               who share an address unless that nominee has received
                                               contrary instructions from one or more of the
                                               shareholders. Tyco will deliver promptly, upon
                                               written or oral request, a separate copy of the Proxy
                                               Statement and Annual Report to a shareholder at a
                                               shared address to which a single copy of the
                                               documents was delivered. Shareholders who wish to
                                               receive a separate copy of the Proxy Statement and
                                               Annual Report, now or in the future, should submit
                                               their request to Tyco by telephone at (441) 292-8674
                                               or by submitting a written request to Tyco
                                               Shareholder Services, Tyco International Ltd., The
                                               Zurich Centre, Second Floor, 90 Pitts Bay Road,
                                               Pembroke HM 08, Bermuda.

WHAT CONSTITUTES A QUORUM?                     Two holders of common shares present in person or by
                                               proxy form a quorum for the conduct of business.

WHAT VOTE IS REQUIRED IN ORDER TO APPROVE      The affirmative vote of a majority of the common
EACH PROPOSAL?                                 shares represented and voting at the Annual General
                                               Meeting is required for the election of directors,
                                               the re-appointment of Tyco's independent auditors and
                                               authorization for the Audit Committee of the Board of
                                               Directors to set the auditors' remuneration, to
                                               increase the number of authorized common shares and
                                               to amend Tyco's Bye-Laws to reflect such increase,
                                               and to approve any of the shareholder proposals, if
                                               properly presented at the Annual General Meeting.
                                               Pursuant to Bermuda law, (i) common shares
                                               represented at the Annual General Meeting whose votes
                                               are withheld on any matter, (ii) common shares which
                                               are represented by "broker non-votes" (i.e., common
                                               shares held by brokers which are represented at the
                                               Annual General Meeting but with respect to which the
                                               broker is not empowered to vote on a particular
                                               proposal)

                                               and (iii) common shares which abstain from voting on
                                               any matter are not included in the determination of
                                               the common shares voting on such matter but are
                                               counted for quorum purposes.

HOW WILL VOTING ON ANY OTHER BUSINESS BE       Other than matters incident to the conduct of the
CONDUCTED?                                     Annual General Meeting, including approval of the
                                               minutes of the 2002 Annual General Meeting, we do not
                                               know of any business or proposals to be considered at
                                               the Annual General Meeting other than those set forth
                                               in this Proxy Statement. Any Tyco shareholder who
                                               wishes to receive a copy of the minutes of the 2002
                                               Annual General Meeting may obtain
                                               a copy at the Annual General Meeting or by contacting
                                               Tyco
                                               at (441) 292-8674. If any other business is proposed
                                               and properly presented at the Annual General Meeting,
                                               the proxies received from our shareholders give the
                                               proxy holders the authority to vote on the matter
                                               according to their best judgment.

WHO WILL COUNT THE VOTES?                      Reid Management Ltd. will act as the scrutineer or
                                               inspector of election and will tabulate the votes.

RETURNING YOUR PROXY CARD

    Tyco shareholders should complete and return the proxy card as soon as possible. To be valid, the proxy card must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the times (being local times) and dates specified:

IN BERMUDA:                                    IN THE UNITED STATES:

by 8:00 a.m. on March 6, 2003 by hand or mail  by 8:00 a.m. on March 6, 2003 by mail at:
at:

Tyco International Ltd.                        Tyco International Ltd.
The Zurich Centre                              c/o Mellon Investor Services
Second Floor, 90 Pitts Bay Road                P.O. Box 3547
Pembroke HM 08, Bermuda                        South Hackensack, NJ 07606-9247
                                               United States of America

IN THE UNITED KINGDOM:                         IN AUSTRALIA:

by 5:00 p.m. on March 5, 2003 by hand or mail  by 5:00 p.m. on March 5, 2003 by hand or mail
at:                                            at:

Tyco International Ltd.                        Tyco International Ltd.
c/o Tyco Holdings (UK) Limited                 c/o Tyco International Pty. Limited
5th Floor                                      Level 6 12 Help Street
30-34 Moorgate                                 Chatswood NSW 2067
London EC2R 6PJ                                Australia
United Kingdom

    If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco common shares on your behalf.

                              CORPORATE GOVERNANCE

    We learned of instances of breakdowns of certain internal controls during fiscal 2002. This began in January 2002, when our Board of Directors (sometimes referred to herein as our "Board") learned of an unauthorized payment to our former Lead Director, Frank E. Walsh, Jr., and eventually led to the Board replacing our former senior corporate management team. These instances included abuse of our employee relocation loan programs, unapproved bonuses, attempted unauthorized credits to employee loans, undisclosed compensation arrangements, unreported perquisites, self-dealing transactions and other misuses of corporate trust, and have been widely reported in the press.

    Our Board retained the law firm of Boies, Schiller & Flexner LLP in
April 2002 to conduct an investigation. The scope of the investigation consisted of a review and analysis of transactions between and among Tyco and its subsidiaries and our directors and officers. The findings of the first phase (Phase 1) were reported on September 17, 2002 in a Current Report on Form 8-K.

    In connection with the Phase 1 findings and at the direction of the Board and our new Chief Executive Officer, the investigation was expanded to a second phase (Phase 2), which involved a more comprehensive review of Tyco's accounting and financial reporting. The scope of the Phase 2 review included an examination of Tyco's reported revenues, profits, cash flow, internal auditing and control procedures, use of reserves, and non-recurring charges, as well as corporate governance issues such as the personal use of corporate assets and the use of corporate funds to pay personal expenses, and employee loan and loan forgiveness programs. Phase 2 of the investigation was completed by the Boies firm in late December 2002. These findings were reported on December 30, 2002 in a Current Report on Form 8-K.

    Additionally, our new senior management team in conjunction with our Board reviewed overall company policies and procedures in areas that were viewed as important. Specific areas of focus included acquisition accounting, restructuring, financial and legal controls, reserve utilization, incentive compensation and a number of other areas relevant to our financial statements. New senior management determined that Tyco's existing policies and standards of approval needed substantial improvement and found that there were instances in which documentation of important financial reporting matters was substandard; there had been limited review of bonuses and incentive compensation across Tyco; and the manner in which former senior management managed Tyco did not reflect a commitment to sound corporate governance nor the processes required to ensure the highest standards of financial integrity and accounting rigor to which the new senior management team and our Board is committed and our shareholders deserve.

    Over the past several months, Tyco has replaced its former senior corporate management team with entirely new members and the Board determined not to nominate or support for re-election any of the current members of the Board who were Board members prior to the appointment of Tyco's new Chairman and Chief Executive Officer in July 2002. John A. Krol, our new lead director, joined the Board in August 2002. Four new directors, Jerome B. York, Mackey J. McDonald, George W. Buckley and Bruce S. Gordon, joined the Board in recent months. To assist and provide any necessary continuity to the new Board that will be elected at the Annual General Meeting, two of the members of the Board who were members prior to the appointment of our new Chairman and Chief Executive Officer will serve as advisors to the Board and will be invited to attend meetings of the Board and its Committees but will not be entitled to vote on any matters presented for a vote at any such meetings.

    Although a framework has been put in place to materially improve the control structure of Tyco, it will take some time to realize all of the benefits from our initiatives. Our Board and new senior corporate management are committed to improving the state of our internal controls, corporate governance and financial reporting. In this regard, new corporate governance principles have been prepared and circulated, along with revised committee charters, to Tyco's Board for their consideration and discussion and the position of Senior Vice President of Corporate Governance has been established and staffed with a senior executive. The full text of our corporate governance principles, along with all our committee charters and our new employee code of conduct will be posted on Tyco's website at WWW.TYCO.COM once they are adopted. A summary of the corporate governance principles under consideration by Tyco's Board, as well as information about Tyco's Board committees, is presented below. The charter of the audit committee is attached as Exhibit A to this Proxy Statement.

CORPORATE GOVERNANCE PRINCIPLES

MISSION OF THE BOARD OF DIRECTORS

    The business of Tyco is managed under the direction of the Board. The mission of the Board is to promote the long-term health of Tyco and grow shareholder value.

BOARD RESPONSIBILITIES

    The Board's responsibilities include:

    - Recommending candidates to the shareholders for election to the Board.

    - Selecting, monitoring, evaluating, compensating and, if necessary, replacing, the chief executive officer and other senior executives, and seeing that robust management development and succession plans are maintained.

    - Overseeing compliance with laws and regulations and setting an ethical "tone at the top."

    - Appraising Tyco's major risks and its risk management and seeing that control procedures are in place.

    - Reviewing and approving management's strategic and business plans.

    - Reviewing and approving financial plans, objectives and actions, including significant capital allocations and expenditures.

    - Monitoring management performance of its plans and objectives.

    - Assessing its own effectiveness.

BOARD ORGANIZATION

    The Board consists of a substantial majority of independent directors who meet a stringent definition of independence. The independent directors of the Board, acting in executive session, elect a lead director to serve as chair of the Corporate Governance and Nominating Committee. The lead director chairs an executive session of the independent directors at each formal Board meeting. The Board also maintains two other standing committees--Audit and Compensation. All three committees are entirely composed of independent directors. Assignments to, and chairs of, the committees are recommended by the Corporate Governance and Nominating Committee and selected by the Board. All committees report on their activities to the Board.

BOARD OPERATION

    The Board normally meets six times annually and committee meetings are normally held in conjunction with Board meetings. The Board and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Directors receive the agenda and materials in advance and may ask for additional information from, or meet with, senior managers at any time. Strategic planning and succession planning sessions are held annually at regular Board meetings.

BOARD ADVISORS

    The Board and its committees (consistent with their respective charters) may retain their own advisors as they determine necessary to carry out their responsibilities.

BOARD EVALUATION

    The Corporate Governance and Nominating Committee coordinates an annual evaluation process by the directors of the Board's performance and procedures, including evaluation of individual directors. The three standing committees each conduct an annual evaluation of their performance and procedures, including the adequacy of their charters.

BOARD COMPENSATION AND SHARE OWNERSHIP

    Director compensation consists of cash and, for non-employee directors, an award of stock options. The stock option component reflects the Board's belief that director compensation should be tied to the performance of Tyco's common shares. The Compensation Committee, in collaboration with the Corporate Governance and Nominating Committee, periodically reviews the directors' compensation and recommends changes as appropriate.

NEW DIRECTORS AND DIRECTOR NOMINEES

    EDWARD D. BREEN Mr. Breen, age 46, has been our Chairman and Chief Executive Officer since July 2002. Prior to joining Tyco, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to
July 2002; Executive Vice President and President of Motorola's Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola's Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument's Broadband Networks Group. Mr. Breen also serves as a director of McLeod USA Incorporated.

    JOHN A. KROL Mr. Krol, age 66, joined our Board in August 2002. Mr. Krol was the Chairman and Chief Executive Officer of E.I. DuPont de Nemours & Company, where he spent his entire career until his retirement in 1998. E.I. DuPont Nemours is a global research and technology-based company serving worldwide markets, including food and nutrition, health care, agriculture, fashion and apparel, home and construction, electronics and transportation. Mr. Krol also serves as a director of Ace Ltd., Armstrong Holdings, Inc., MeadWestvaco Corporation and Milliken & Company. Mr. Krol graduated from Tufts University where he received a B.S. and M.S. in chemistry.

    JEROME B. YORK  Mr. York, age 64, joined our Board in November 2002.
Mr. York is the Chairman, President and CEO of MicroWarehouse, Inc., a seller of computer products through catalogs, the Internet and telemarketers. Before
Mr. York joined MicroWarehouse he was the Vice Chairman of Tracinda Corporation from 1995 to 1999, Chief Financial Officer of IBM Corporation from 1993 to 1995 and held various positions at Chrysler Corporation from 1979 to 1993. Mr. York graduated from the United States Military Academy, and received an M.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Michigan. Mr. York also serves as a director of Metro-Goldwyn Mayer, Inc. and Apple Computer, Inc.

    MACKEY J. MCDONALD  Mr. McDonald, age 56, joined our Board in
November 2002. Mr. McDonald serves as the Chairman, President and CEO of VF Corporation, a designer, manufacturer and marketer of jeanswear, intimate apparel, playwear, workwear and daypacks. Mr. McDonald began his tenure at VF Corporation in 1982 and was named Chairman, President and CEO in 1998. He also was a Director, Operations at Hanes Corporation. Mr. McDonald graduated from Davidson College and received his M.B.A. in Marketing from Georgia State University. Mr. McDonald also serves as a director of Wachovia Corporation and Hershey Foods Corporation.

    GEORGE W. BUCKLEY Mr. Buckley, age 55, joined our Board in December 2002. He is the Chairman and CEO of Brunswick Corporation. Mr. Buckley joined Brunswick in 1997 and has held the role of Chairman and CEO for over two years. Prior to that time, he served as the Chief Technology Officer (for Motors, Controls and Appliance Components) and President of two divisions throughout his career at Emerson

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Electric Company from 1993 to 1997. Mr. Buckley did combined postgraduate work at Huddersfield and Southampton Universities and received a Ph.D. at the University of Huddersfield in 1977. Mr. Buckley also serves as a director of Ingersoll Rand Co. Ltd. and Polaris Industries, Inc.

    BRUCE S. GORDON  Mr. Gordon, age 56, joined our Board in January 2003.
Mr. Gordon is the President of Retail Markets at Verizon Communications, Inc., a provider of wireline and wireless communications. Prior to the merger of Bell Atlantic Corporation and GTE, which formed Verizon in July 2000, Mr. Gordon fulfilled a variety of positions at Bell Atlantic Corporation, including Group President, Vice President, Marketing and Sales and Vice President, Sales.
Mr. Gordon graduated from Gettysburg College and received a M.S. from Massachusetts Institute of Technology. Mr. Gordon also serves as a director of Southern Company and Office Depot, Inc.

    DENNIS C. BLAIR Admiral Blair (U.S. Navy, Ret.), age 56, has been nominated to join our Board. Admiral Blair retired as Commander in Chief of the U.S. Pacific Command in 2002 after more than 30 years of service in the armed forces. Previously, Admiral Blair served as Vice Admiral and Director of the Joint Staff and Associate Director of Central Intelligence for Military Support. Admiral Blair graduated from the U.S. Naval Academy and holds a masters degree from Oxford University. Mr. Blair also serves as a director of EDO Corporation.

    BRENDAN R. O'NEILL Mr. O'Neill, age 54, has been nominated to join our Board. Mr. O'Neill is the Chief Executive Officer and a director of Imperial Chemical Industries PLC ("ICI"). Prior to Mr. O'Neill's career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Mr. O'Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He has an M.A. from the University of Cambridge and a Ph.D. in chemistry from the University of East Anglia.

    SANDRA S. WIJNBERG Ms. Wijnberg, age 46, has been nominated to join our Board. Ms. Wijnberg is a Senior Vice President and Chief Financial Officer at Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance brokerage, consulting and investment management businesses. Before joining Marsh & McLennan Companies, Inc. in January 2000, Ms. Wijnberg served as a Senior Vice President and Treasurer of Tricon Global
Restaurants, Inc. and held various positions at PepsiCo, Inc., Morgan Stanley Group, Inc. and American Express Company. Ms. Wijnberg is a graduate of the University of California, Los Angeles and received an M.B.A. from the University of Southern California.

    H. CARL MCCALL Mr. McCall, age 67, has been nominated to join our Board. Mr. McCall served as Comptroller of the State of New York from 1993 until November 2002, when he became the Democratic nominee for Governor of the State of New York. Prior to his position as Comptroller, Mr. McCall was a Vice President of Citicorp for eight years. He has also served as President of the New York City Board of Education, a U.S. ambassador to the United Nations, Commissioner of the Port Authority of New York and New Jersey, Commissioner of the New York State Division of Human Rights and was elected to three terms as New York State Senator. Mr. McCall received a Bachelor's degree from Dartmouth College and a Master's of divinity from Andover-Newton Theological School.
Mr. McCall also serves as a director of the New York Stock Exchange, Inc.

EXECUTIVE OFFICERS

    Over the past several months, Tyco's Board has assembled a new senior corporate management team. In addition to Mr. Breen, Tyco's new Chief Executive Officer who also serves on the Board and whose biographical information is set forth above, the executive officers of Tyco are:

    DAVID J. FITZPATRICK Mr. FitzPatrick, age 48, has been our Executive Vice President and Chief Financial Officer since September 2002. Prior to joining Tyco, Mr. FitzPatrick was Senior Vice President

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and Chief Financial Officer of United Technologies Corporation from June 1998 to
September 2002; and Vice President and Corporate Controller for Eastman Kodak Company from March 1995 to May 1998.

    WILLIAM B. LYTTON Mr. Lytton, age 54, has been our Executive Vice President and General Counsel since September 2002. Prior to joining Tyco, Mr. Lytton was Senior Vice President and General Counsel for International Paper Company from January 1999 to September 2002; and Vice President and General Counsel for International Paper from 1996 to 1999.

    ERIC M. PILLMORE Mr. Pillmore, age 49, has been our Senior Vice President of Corporate Governance since August 2002. Prior to joining Tyco, Mr. Pillmore was Senior Vice President, Chief Financial Officer and Secretary of Multilink Technology Corporation from July 2000 to August 2002. From April 2000 to
May 2000, Mr. Pillmore was Senior Vice President of Finance and Chief Financial Officer of McData Corporation. From January 2000 to April 2000, Mr. Pillmore was Senior Vice President of Finance and Director of Motorola's Broadband Communications Sector. From December 1997 to January 2000, Mr. Pillmore was Chief Financial Officer of General Instrument Corporation.

    JERRY R. BOGGESS Mr. Boggess, age 59, has been President of Tyco Fire and Security Services since August 1993. Mr. Boggess has been Vice President of Tyco since February 1996 and associated with Tyco and its predecessors since 1968 (except from 1983 to 1989 when he was President of Cosco Fire Protection, a division of Zurn Industries).

    JUERGEN W. GROMER Dr. Gromer, age 58, has been President of Tyco Electronics since April 1999. Dr. Gromer was Senior Vice President, Worldwide Sales and Service, of AMP Incorporated (acquired by Tyco in April 1999) from 1998 to April 1999; President, Global Automotive Division, and Corporate Vice President of AMP from 1996 to 1998; and Vice President and General Manager of various divisions of AMP from 1990 to 1996.

    ROBERT P. MEAD Mr. Mead, age 52, has been President of Tyco Engineered Products and Services since April 2002. Mr. Mead has been a Vice President of Tyco and its predecessors since August 1993. Mr. Mead was President of the Flow Control Products segment from May 1993 to May 2001; and has been associated with Tyco and its predecessors since 1973.

    RICHARD J. MEELIA Mr. Meelia, age 53, has been President of Tyco Healthcare and Specialty Products since 1995. Mr. Meelia has been Vice President of Tyco since June 2000 and was Group President of Kendall Healthcare Products Company (acquired by Tyco in October 1994) from January 1991 to 1995.

    DAVID E. ROBINSON Mr. Robinson, age 43, has been President of Tyco Plastics and Adhesives since November 2002. Prior to joining Tyco, Mr. Robinson was Executive Vice President and President of Motorola's Broadband Communications Sector from January 2001 to June 2002; Senior Vice President and General Manager, Digital Network Systems, for Motorola's Broadband Communications Sector from January 2000 to January 2001, and for General Instrument Corporation from April 1998 to January 2000; and Vice President and General Manager, Digital Network Systems from November 1995 to April 1998.

    MARTINA HUND-MEJEAN Ms. Hund-Mejean, age 42, has been our Senior Vice President, Treasurer since December 2002. Prior to joining Tyco, Ms. Hund-Mejean served as Senior Vice President and Treasurer at Lucent Technologies, Inc. from November 2000 to December 2002. During the previous 12 years, she held positions of ascending importance at General Motors, including most recently Assistant Treasurer, Treasurer's Office.

    JOHN E. EVARD, JR. Mr. Evard, Jr., age 56, has been our Senior Vice President, Tax since December 2002. Prior to joining Tyco, Mr. Evard was Vice President, Tax of United Technologies Corporation. Prior to joining United Technologies, Mr. Evard held a number of positions at CNH Global N.V. and its predecessor company, Case Corp., including Senior Vice President, Corporate Development, and General Tax Counsel.

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    LAURIE SIEGEL  Ms. Siegel, age 46, has been our Senior Vice President, Human
Resources since January 2003. Prior to joining Tyco, Ms. Siegel was at Honeywell International, where she spent eight years in various roles, most recently as Vice President, Human Resources, Specialty Materials.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board maintains three standing committees: Audit, Compensation, and Corporate Governance and Nominating. The independent directors of the Board, acting in executive session, elect a lead director to serve as chair of the Corporate Governance and Nominating Committee. The lead director chairs an executive session of the independent directors at each formal Board meeting. Assignments to, and chairs of, the committees are recommended by the Corporate Governance and Nominating Committee and selected by the Board. All committees report on their activities to the Board.

    AUDIT COMMITTEE. The Audit Committee monitors the integrity of Tyco's financial statements, the independence and qualifications of the independent auditors, the performance of Tyco's internal auditors as well as the independent auditors, Tyco's compliance with legal and regulatory requirements and the effectiveness of Tyco's internal controls. The Audit Committee is also responsible for retaining, evaluating, and, if appropriate, recommending the termination of Tyco's independent auditors. The Audit Committee held twelve (12) formal meetings during fiscal 2002 in addition to the numerous and extensive informal meetings and teleconferences that the Audit Committee held since the Board and the Audit Committee learned of instances of breakdowns of certain internal controls in January 2002. See "Corporate Governance." If the nominees for director are elected at the Annual General Meeting, Mr. O'Neill and Ms. Wijnberg will join Mr. York (who was elected Chairman in January 2003) on the Audit Committee.

    COMPENSATION COMMITTEE. The Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether Tyco's officers, directors and employees are compensated according to these objectives, and carries out the Board's responsibilities relating to the compensation of Tyco's executives. The Compensation Committee held seventeen (17) meetings during fiscal 2002. If the nominees for director are elected at the Annual General Meeting, Mr. Blair will join Messrs. Buckley and McDonald (who were elected to the Compensation Committee in January 2003) on the Compensation Committee, with Mr. McDonald serving as Chairman.

    CORPORATE GOVERNANCE AND NOMINATING COMMITTEE. The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for the annual general meeting of shareholders, developing and recommending to the Board a set of corporate governance principles, and playing a general leadership role in Tyco's corporate governance. The Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to Tyco's Secretary at Tyco's registered address in Pembroke, Bermuda. Any such recommendation must include the name and address of the candidate, a brief biographical description or statement of the qualifications of the candidate and the candidate's signed consent to serve as a director if elected. The Corporate Governance and Nominating Committee held three (3) meetings during fiscal 2002. If the nominees for director are elected at the Annual General Meeting, the members of the Corporate Governance and Nominating Committee will continue to be Messrs. Gordon and Krol, with Mr. Krol serving as Chairman.

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board was composed of three independent directors during fiscal 2002. In January 2002, the Audit Committee, along with other Board members, learned of instances of breakdowns of certain internal controls. This began when the Board learned of an unauthorized payment to Tyco's former lead director, Frank E. Walsh, Jr., that was purportedly made for his assistance in arranging Tyco's acquisition of The CIT Group, Inc. These instances included abuse of Tyco's employee relocation programs, unapproved bonuses, attempted unauthorized credits to employee loans, undisclosed compensation arrangements, unreported perquisites, self-dealing transactions and other misuses of

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corporate trust, and have been widely reported in the press. Tyco's former Chief
Executive Officer resigned on June 3, 2002 and the former Chairman of the Audit Committee replaced him on an interim basis. Tyco's former Chief Corporate
Counsel was dismissed on June 10, 2002 and the former Chief Financial Officer resigned on August 1, 2002. These members of Tyco's former senior corporate management team have each been indicted by the State of New York for violations of criminal law. In addition, Mr. Walsh was indicted by the State of New York for violations of criminal law and, in December 2002, pled guilty to a felony violation of New York law, and, as part of such plea, agreed to return the unauthorized payment.

    The Board, in conjunction with the Audit Committee, retained the law firm of Boies, Schiller & Flexner LLP to conduct an investigation consisting of a review and analysis of transactions between and among Tyco and its subsidiaries and its directors and officers. The Board, in conjunction with the Audit Committee and Tyco's new senior corporate management team, subsequently expanded the scope of the investigation to include a comprehensive review of Tyco's reported revenues, profits, cash flow, internal auditing and control procedures, use of reserves, and non-recurring charges, as well as corporate governance issues such as the personal use of corporate assets and the use of corporate funds to pay personal expenses, and employee loan and loan forgiveness programs. The two phases of this investigation were reported on September 17, 2002 and December 30, 2002, respectively, in Current Reports on Form 8-K.

    The Audit Committee operates under a revised charter approved by the Board in January 2003, which is attached to this Proxy Statement as Exhibit A. As more fully described in its charter, the Audit Committee reviews Tyco's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Tyco's independent auditors are responsible for performing an audit of Tyco's consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of the financial statements to generally accepted accounting principles. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

    In this context, the Audit Committee has met and held discussions with management, the internal auditors and the independent auditors concerning the consolidated financial statements for the fiscal year ended September 30, 2002. Management represented to the Committee that Tyco's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management, the internal auditors and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    In addition, the Committee has discussed with the independent auditors the auditors' independence from Tyco and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also has considered whether the independent auditors' provision of information technology and other non-audit services to Tyco is compatible with the auditors' independence.

    Based upon the Committee's review and discussions referred to above, the Committee recommended that the Board include Tyco's audited consolidated financial statements in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Richard S. Bodman, Chairman
Wendy E. Lane
Dated January 15, 2003

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                    PROPOSALS FOR THE ANNUAL GENERAL MEETING

    Tyco intends to present proposals numbered 1 through 3 for shareholder consideration and voting at the Annual General Meeting. In addition, shareholders of Tyco have informed us that they intend to present proposals numbered 4 through 9 at the Annual General Meeting, in which case those proposals will also be voted upon if properly presented at the Annual General Meeting. Other than matters incident to the conduct of the Annual General Meeting, including approval of the minutes of the 2002 Annual General Meeting, Tyco does not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.

PROPOSAL NUMBER ONE--ELECTION OF DIRECTORS

    The size of Tyco's Board is currently eleven directors. All of our directors who were Board members prior to the appointment of Tyco's new Chairman and Chief Executive Officer in July 2002 have determined not to stand for re-election. In August 2002, John A. Krol joined the Board and became the new Chairman of the Board's Corporate Governance and Nominating Committee. On September 12, 2002, the Board nominated Jerome B. York, Mackey J. McDonald, George W. Buckley, Bruce
S. Gordon and Sandra S. Wijnberg to fill vacancies created as directors resign. On November 7, 2002, the Board nominated Dennis C. Blair, on December 16, 2002, the Board nominated Brendan R. O'Neill, and on January 30, 2003 the Board nominated H. Carl McCall to fill additional vacancies created as directors resign. Messrs. York and McDonald joined the Board to fill vacancies created by the resignation of directors in November 2002, Mr. Buckley joined the Board to fill a vacancy created by the resignation of a director in December 2002 and Mr. Gordon joined the Board to fill a vacancy created by the resignation of a director in January 2003. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated for election at the 2003 Annual General Meeting a slate of ten nominees: Messrs. Breen, Krol, York, McDonald, Buckley and Gordon, all of whom are currently serving on the Board, as well as Messrs. Blair, O'Neill and McCall and Ms. Wijnberg. Biographical information regarding each of the ten nominees is set forth beginning on page 7 above, under the caption "Directors and Director Nominees." To the extent that any additional vacancies occur on the Board prior to the date of the Annual General Meeting, they will be filled by one of the nominees who does not currently serve on the Board.

    The election of directors will take place at the Annual General Meeting. Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the ten directors to be elected. If the ten nominees are elected, the size of Tyco's Board will be set at ten directors. Tyco is not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the 2004 Annual General Meeting and until their successors, if any, are elected and qualified.

    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE TEN
(10) NOMINEES.

PROPOSAL NUMBER TWO--RE-APPOINTMENT OF INDEPENDENT AUDITORS AND
  AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

    In accordance with Section 89 of the Companies Act 1981 of Bermuda, Tyco's shareholders have the authority to appoint Tyco's independent auditors and to authorize the Audit Committee of the Board to set the auditors' remuneration. At the meeting, shareholders will be asked to re-appoint PricewaterhouseCoopers LLP as Tyco's independent auditors and to authorize the Audit Committee of the Board to set their remuneration. Audit services performed by PricewaterhouseCoopers LLP for Tyco in fiscal 2002 included the examination of the consolidated financial statements of Tyco and its subsidiaries. Appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy.

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    In addition to retaining PricewaterhouseCoopers LLP to audit the consolidated financial statements of Tyco and its subsidiaries for fiscal 2002, Tyco retained PricewaterhouseCoopers LLP, as well as other accounting and consulting firms, to provide various non-audit services in fiscal 2002. The aggregate fees billed for professional services by PricewaterhouseCoopers in fiscal 2002 for the various services they performed were:

    - AUDIT FEES: $16.3 million for services rendered for the annual audit of Tyco's consolidated financial statements for fiscal 2002 and the quarterly reviews of the financial statements included in Tyco's Quarterly Reports on Form 10-Q (all references to "$" in this Proxy Statement are to United States dollars.);

    - FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:
      $2.7 million for services rendered in connection with the design or implementation of hardware or software systems that aggregate source data or generate information that is significant to the financial statements taken as a whole; and

    - ALL OTHER FEES: A total of $31.9 million for all other services, including $11.6 million for tax-related services; $11.3 million for non-financial statement audit services such as due diligence procedures associated with mergers and acquisitions, accounting consultation, SEC reviews and registration statement-related work, benefit plan audits, etc.; and $9.0 million for statutory audit work in non-U.S. countries unrelated to the financial statement audit.

    The Securities and Exchange Commission ("SEC") has proposed rules to redefine the types of services that are included as audit services and to create new reporting categories for "audit-related services" and "tax services". If these proposed rules were in place currently, certain of the fees categorized as "All Other Fees," such as fees for statutory audit work, benefit plan audits, due diligence procedures associated with mergers and acquisitions, and tax-related services, would be categorized as Audit Fees, Audit-Related Fees or Tax Fees.

    Representatives of PricewaterhouseCoopers LLP are expected to be at the Annual General Meeting to present the independent auditors' report. They will also be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION.

PROPOSAL NUMBER THREE--INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES AND
  AMENDMENT TO TYCO'S BYE-LAWS TO REFLECT SUCH INCREASE

    Shareholders are being asked to consider and approve an increase in the number of authorized common shares from 2,500,000,000 to 4,000,000,000 and an amendment to Tyco's Bye-Laws to reflect such increase. This proposal was unanimously approved by Tyco's Board and recommended for approval by the shareholders.

    Our Board believes that it is in Tyco's best interest and the best interest of Tyco's shareholders to increase the company's authorized common share capital from 2,500,000,000 to 4,000,000,000 common shares. On January 24, 2003, there were 1,996,060,879 common shares of Tyco outstanding. In addition, as of such date, 484,025,874 common shares were reserved for issuance upon exercise of convertible securities or under equity compensation plans. Accordingly, as of January 24, 2003, only 19,913,247 common shares are otherwise available for issuance. If this proposal is approved and effected, Tyco will have available 1,519,913,247 authorized but unissued and unreserved common shares.

    Our Board believes that it is prudent to have additional common shares available for general corporate purposes, including future public or private offerings, acquisitions of other businesses or properties, stock splits or stock dividends. Tyco has no current plans for the issuance of any common shares, except under existing compensation plans and outstanding convertible securities. As Tyco has a

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sufficient number of existing authorized and unissued common shares, approval of this proposal is not necessary to satisfy these requirements.

    Unless otherwise required by applicable law or regulation, all authorized but unissued and unreserved common shares will be issuable, without any further authorization by the shareholders, on the terms and for such consideration as our Board may determine. Tyco does not expect that shareholder approval will be sought, unless required by applicable law, regulation or exchange listing standard as a condition to the issuance of common shares in any particular transaction.

    The sale of a substantial number of common shares to persons who have an understanding with us concerning the voting of such common shares, or the distribution or dividend of common shares (or the right to receive common shares) to our shareholders, may have the effect of discouraging unsolicited attempts to acquire control of Tyco. In addition, any issuance of additional common shares could have the effect of diluting the earnings per share and book value per share of existing common shares, and such additional common shares could be used to dilute the share ownership of a person seeking to obtain control of Tyco. Senior management and the Board have no knowledge of any effort by any person to obtain control of Tyco, and the Board has no present intention of issuing any common shares with the understanding that the purchasers would vote their common shares in any particular way or of distributing common shares or rights to Tyco's shareholders. Common shareholders do not have preemptive rights to subscribe to additional securities that Tyco may issue, which means that current shareholders do not have a prior right to purchase any new issue of shares in order to maintain their proportionate ownership.

    A copy of the form of amendment to the Bye-Laws is attached to this Proxy Statement as Exhibit B.

    This proposal has been unanimously approved by Tyco's Board and recommended for approval by the shareholders. The affirmative vote of a majority of the common shares represented and voting at the Annual General Meeting is required for approval of this proposal.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RESOLUTION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES AND TO AMEND TYCO'S BYE-LAWS TO REFLECT SUCH INCREASE.

PROPOSAL NUMBER FOUR--SHAREHOLDER PROPOSAL REGARDING THE MANUFACTURE
  OF PVC- OR PHTHALATE-CONTAINING MEDICAL SUPPLIES

    Christian Brothers Investment Services, Inc., 90 Park Avenue, 29th Floor, New York, NY 10016-1301, a shareholder that as of September 23, 2002 owned 68,518 common shares, has notified Tyco of its intention to propose the resolution set forth below at the Annual General Meeting. Catholic Healthcare West, 1700 Montgomery Street, Suite 300, San Francisco, CA 94111-1024, which, as of September 24, 2002 owned 400 common shares and The Sisters of Mercy, Burlingame, 2300 Adeline Drive, Burlingame, CA 94010-5599, which, as of September 26, 2002, owned 200 common shares, have indicated their intention to co-sponsor this proposal.

    WHEREAS:

    Polyvinyl chloride (PVC) plastic, the primary component in 25% of all medical products, including IV, blood, enteral feeding bags and others, creates dioxin in production and disposal.

    Dioxin, a known human carcinogen, has been linked to endocrine (hormone system) disruption, reproductive abnormalities, altered glucose tolerance, testicular atrophy, neurological problems, infertility and other effects in animals and humans.

    The Environmental Protection Agency has determined that the U.S. population already has bodily dioxin levels at or near levels which can cause adverse effects in laboratory animals.

    Large quantities of chemicals called "phthalates" are used to manufacture flexible PVC medical products. Flexible PVC products may contain significant amounts of di-ethylhexyl-phthalate (DEHP), a plasticizer that is a probable reproductive toxicant and toxicant of the liver and kidney.

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    DEHP has been found to leach out of medical devices and into fluids they are carrying, putting vulnerable populations (e.g., premature infants, dialysis patients and pregnant women) at risk of adverse health effects related to DEHP exposure.

    A National Toxicology Program's "Expert Panel" expressed "serious concern" about DEHP exposures from PVC medical devices used in the treatment of critically ill infants.

    The Food and Drug Administration (FDA) issued a public health notification identifying a number of medical procedures that posed the highest patient risk from DEHP exposure, including enteral nutrition, infants receiving parenteral nutrition and exchange transfusions.

    In its recent draft guidance document, FDA recommends that medical device manufacturers help minimize patient exposure to DEHP by clearly indicating "through user labeling" that devices contain DEHP, and by "replacing PVC containing DEHP" with alternative materials.

    An expert advisory panel's report to Health Canada recommended that PVC devices containing DEHP should not be used in a number of circumstances including: all newborns and pre-pubertal males; high exposure procedures such as ECMO; some adults such as heart transplant patients; pregnant and lactating women.

    Other manufacturers have announced the development of cost-effective, high-quality alternatives to PVC, responding to the growing market for non-PVC medical supplies, although alternatives are not always available.

    Eliminating potential risks and liabilities associated with the sale of PVC medical devices may be consistent with efforts to restore investor confidence in the company.

    THEREFORE, BE IT RESOLVED that the shareholders request the Board of Directors of Tyco International to adopt a policy of phasing out the manufacture of PVC-containing or phthalate-containing medical supplies by its Kendall Healthcare subsidiary where safe alternatives are available.

    SUPPORTING STATEMENT

    Establishing as a priority the manufacture of blood bags and tubing without phthalate plasticizers would provide safer patient care in applications which currently expose patients to the greatest health risks. To implement this policy, the company might choose to: maintain an inventory of products which contain PVC or DEHP; investigate and track the availability of alternatives; establish policies for environmentally preferable manufacturing; request suppliers and purchasers to aid in the development of alternatives. By adopting these mechanisms, Tyco will demonstrate that there is a market for such devices, encourage development and marketing of additional alternative products, and demonstrate commitment to safe products.

RECOMMENDATION OF THE BOARD OF DIRECTORS ON PROPOSAL NUMBER FOUR

    The Board believes that adopting a policy to phase-out the production of polyvinyl chloride ("PVC")-containing or phthalate-containing medical supplies under the conditions set forth in the proposal would not be in the best interest of patients, health care providers, Tyco or its shareholders, and recommends that you vote "AGAINST" the proposal.

    As a supplier of health care products and services, Tyco is committed to providing life-sustaining medical products and services that can safely and effectively meet the needs of its health care customers and the patients who rely on its products. The Board believes that Tyco should have the ability to choose the most appropriate component materials for its products that would enable it to achieve this goal. Tyco stays abreast of new developments and relies on scientific research data to determine the safety of materials used in its products. Tyco regularly explores alternative materials and will use them when they are shown to be superior overall to materials currently used.

    PVC and di-ethylhexyl-phthalate ("DEHP") have a history of over 40 years of safe and effective use in a variety of medical products, such as tubing and solution bags, and have undergone and continue to

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undergo regulatory review by the U.S. Food and Drug Administration ("FDA"). Tyco
recognizes that the FDA recently released a study expressing concerns about the use of DEHP-containing products for certain sensitive populations in certain invasive applications, and Tyco is monitoring developments in draft guidance issued by the FDA based on that study. Tyco believes that the FDA is the proper agency to determine the safety of such products, and Tyco will follow any applicable regulations adopted by the FDA affecting the medical products that Tyco manufactures.

    Tyco uses PVC for certain of its medical products because of its clarity, flexibility, kink-resistance and processability, as well as for its cost-effectiveness. The disposable medical device industry has looked to PVC since the 1950s to provide cost-effective engineered solutions for providing and improving health care delivery. Environmental concerns relating to the manufacture and disposal of PVC that have arisen in recent years are being addressed with modern pollution control technologies. Tyco believes that this combination of proven utility, cost-effectiveness, and environmental progress are each important considerations in evaluating manufacturing alternatives for the medical supplies it produces.

    Tyco is aware that, in certain cases, alternatives to materials containing PVC and DEHP may be appropriate for particular applications and therefore merit investigation. For this reason, Tyco regularly evaluates a variety of materials and allocates funding for the research and development of non-PVC alternative polymers and commercial development of non-PVC medical products. Tyco believes that substitute technology should be evaluated on a case-by-case basis, and, in circumstances where an alternative material is proven to be superior overall to PVC and regulatory clearance is obtained, Tyco will offer or convert to the alternative. In the meantime, however, the Board believes that management must have the flexibility to use the optimal materials available for any particular application, consistent with evaluating their health and safety aspects. Tyco should not be precluded from considering materials that have been found to be safe, reliable and effective.

    For all of these reasons, the Board recommends that you vote against adopting a policy requiring Tyco to phase out the production of PVC-containing and phthalate-containing medical supplies.

    THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

PROPOSAL NUMBER FIVE--SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER
  APPROVAL OF FUTURE SEVERANCE AGREEMENTS

    American Federation of Labor and Congress of Industrial Organizations (AFL-CIO) Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, a shareholder that as of September 26, 2002 owned 1,200 common shares, has notified the Tyco of its intention to propose the following resolution at the Annual General Meeting:

    RESOLVED: That the shareholders of Tyco International Ltd. ("Tyco" or the "Company") urge the Board of Directors to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive's base salary plus bonus. "Future severance agreements" include employment agreements containing severance provisions; retirement agreements; and agreements renewing, modifying or extending existing such agreements. "Benefits" include lump-sum cash payments and the estimated present value of periodic retirement payments, fringe benefits, perquisites, and consulting fees to be paid to the executive.

    SUPPORTING STATEMENT

    On January 22, 2001, Tyco entered into an employment agreement with Chairman and Chief Executive Officer Dennis Kozlowski. Under this employment agreement, Kozlowski was promised the following severance compensation should he be dismissed without cause or following a change in control:

       - A lump sum of three times his annual salary and bonus;

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       - Immediate vesting of all stock options and restricted stock;

       - A lifetime consulting agreement with the Company;

       - Welfare and fringe benefits including access to Company facilities;

       - Credit for three additional years of pension service; and

       - A tax gross up for any resulting excise taxes.

    In our opinion, this severance agreement commonly known as a "golden parachute" is excessive given the high levels of compensation previously awarded Kozlowski. According to the Wall Street Journal, this severance agreement would have paid Kozlowski about $135 million, plus a consulting retainer of $3.4 million annually for the rest of his life. The Wall Street Journal calculates that in the past three fiscal years, he has been paid about $97 million by Tyco in cash, restricted stock and other compensation, and has reaped $240 million by exercising stock options.

    We believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive's employment must be terminated by the Company. Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon.

    We are concerned that severance agreements weaken the negotiating position of the Board of Directors in the event of the need to replace senior executives. Fortunately for shareholders, Kozlowski voluntarily resigned for "personal reasons" thereby releasing Tyco from the terms of his severance agreement. Under the terms of this agreement, Tyco could dismiss Kozlowski "for cause" only if he was convicted of a "felony that is materially and demonstrably injurious to the Company" and following a vote of three-quarters of the entire Board of Directors.

    The California Public Employees Retirement System, the Council of Institutional Investors, and Institutional Shareholder Services generally favor requiring shareholder approval of these types of severance agreements. For these reasons we urge shareholders to vote FOR this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS ON PROPOSAL NUMBER FIVE

    For the reasons described below, the Board believes that the shareholder proposal is not in the best interests of Tyco and its shareholders and therefore recommends a vote "AGAINST" the proposal.

    The Board believes that compensation arrangements with executives, including severance agreements, should continue to be the responsibility of the Board's Compensation Committee and the Board as a whole. The Board believes that it is important to retain the flexibility to enter into executive employment arrangements, which typically include severance provisions, so that Tyco can compete effectively in attracting and retaining qualified executives. However, placing arbitrary ceilings or restrictions on what Tyco may offer as severance payments or requiring shareholder approval of the terms of each severance agreement, as would be required under the Proposal, would make it difficult to attract new executives and to provide a new executive with a competitive employment package. For example, if Tyco were to delay entering into employment and severance agreements pending shareholder approval or ratification, highly sought-after executives could choose to pursue other career opportunities and competitors could seek to hire prospects away from Tyco. The Board also believes that, as a practical matter, it is often necessary to maintain confidentiality as to employment agreement negotiations in order to attract highly-skilled executives, because potential candidates will not want their current employers to learn of their job negotiations until they have finalized the terms of a new employment agreement and Tyco would not want competitors to learn who it is seeking to hire or the employment terms it is proposing to offer.

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    Tyco is transitioning to a new Compensation Committee. The Compensation
Committee, on an ongoing basis, will devote considerable time and effort to executive compensation issues, including the balance to be struck among various objectives of Tyco's executive compensation programs. Given the challenges currently facing Tyco, the Board believes that any requirement to cap the value of severance provisions or to obtain shareholder approval of severance provisions would unduly inhibit Tyco's ability to recruit and retain talented executives by imposing a rigid limitation or a time-consuming procedural requirement. The Board believes that it is ultimately in the shareholders' best interests that the responsibility for this ongoing process continues to be vested in the Compensation Committee and your Board.

    THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

PROPOSAL NUMBER SIX--SHAREHOLDER PROPOSAL REGARDING USE OF STOCK PRICE INDEXED
  EXECUTIVE STOCK OPTIONS

    United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, N.W., Washington, D.C. 20001, a shareholder that as of September 30, 2002 owned 9,028 common shares, has notified Tyco of its intention to propose the following resolution at the Annual General Meeting:

    RESOLVED, that the shareholders of Tyco International Ltd. (the "Company") request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company's stock price performance exceeds the peer group performance level.

    STATEMENT OF SUPPORT

    As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. We believe that stock option grants can and do often provide levels of compensation well beyond those merited. Further, we believe that stock option grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

    The resolution advocates performance-based stock options. It defines performance-based stock options as indexed options whose exercise price moves with an appropriate peer group index composed of a company's primary competitors. It should be noted that there are other forms of indexed options that use other types of market indices. The resolution requests that the Company's Board ensure that future Company stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company's proxy statement to compare 5 year stock price performance.

    Implementing an indexed stock option plan would mean that our Company's participating executives would receive payouts only if the Company's stock price performance was better than that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company's stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. In short, superior performance would be rewarded.

    At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the

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    implementation of a stock option program that rewarded superior long-term corporate performance. We urge your support for this important governance reform.

RECOMMENDATION OF THE BOARD OF DIRECTORS ON PROPOSAL NUMBER SIX

    Tyco's Board and Compensation Committee strongly support the concept of performance-based compensation arrangements as a critical component of executive compensation. However, for the reasons described below, the Board believes that adopting a policy of linking all future executive stock options to an industry peer group stock performance index would unduly restrict the Compensation Committee's choice among performance-based compensation arrangements, and therefore would not be in the best interests of Tyco's shareholders. The Board therefore recommends that you vote "AGAINST" the proposal.

    The Compensation Committee of the Board reviews, approves and oversees all of the policies under which compensation is paid to Tyco's executives. The Board believes that it is important to preserve the flexibility of its compensation program so that the Compensation Committee can choose incentives that best balance the variety of goals that Tyco seeks to pursue through its compensation arrangements. Tyco is transitioning to a newly constituted Compensation Committee that over the coming year will consider a variety of compensation arrangements for its executives. In choosing what type of performance-based compensation scheme to use for its executives, the Committee must consider a variety of factors, such as what goals the Board has established for management, tax consequences of various arrangements and competitive practice.

    The proposal would limit the Compensation Committee's flexibility by requiring that stock options be tied to a specific performance measure--a peer group stock performance index--in a specific way (by tying the exercise price, rather than amounts granted or the vesting schedules, to a performance measure). As the Board evaluates Tyco's operations and business goals, the Board believes that the Compensation Committee should have the flexibility to measure performance by criteria other than relative stock price performance and to tie options to these other criteria or to grant traditional fixed-price options and tie other forms of annual or long-term compensation to performance criteria that are varied from time to time, as Tyco's goals and challenges change.

    In addition, the selection of performance criteria can affect whether performance-based compensation qualifies for deductibility under shareholder-approved performance criteria for purposes of Section 162(m) of the Internal Revenue Code. Under Tyco's existing shareholder-approved compensation plans, the type of options advocated in the proposal may not be deductible to Tyco.

    Finally, the Board believes that the Compensation Committee should have the ability to establish compensation policies in light of the competitive environment in which Tyco must compete for executive talent. Tyco's current stock option program is the type used by the vast majority of corporations. The Board believes that limiting the Compensation Committee's ability to design a compensation system in line with that of other companies could place Tyco at a competitive disadvantage in recruiting executives.

    For all of these reasons, the Board recommends that you vote against adopting a policy of limiting future stock option grants to price-indexed options.

    THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

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PROPOSAL NUMBER SEVEN--SHAREHOLDER PROPOSAL REGARDING CHANGING TYCO'S
  JURISDICTION OF INCORPORATION

    American Federation of State, County and Municipal Employees (AFSCME) Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036, a shareholder that as of September 26, 2002 owned 424,505 common shares, has notified Tyco of its intention to propose the following resolution at the Annual General Meeting:

    RESOLVED, that the shareholders of Tyco International Ltd. ("Tyco") urge Tyco's Board of Directors to take the measures necessary to change Tyco's jurisdiction of incorporation from Bermuda to Delaware.

    SUPPORTING STATEMENT

    Tyco and its shareholders would benefit if Tyco changed its jurisdiction of incorporation from Bermuda to Delaware. First, Delaware's corporate laws are updated to meet changing business needs and are more responsive than Bermuda law to the needs of shareholders. Delaware is the state of incorporation for 60% of Fortune 500 companies, according to the Delaware Division of Corporations. We believe that so many companies choose to incorporate in Delaware because it has an advanced and flexible corporate law, expert specialized courts dealing with corporate-law issues, a responsive state legislature and a highly-developed body of case law that allows corporations and shareholders to understand the consequences of their actions and plan accordingly. We believe the stability, transparency and predictability of Delaware's corporate-law framework are superior to Bermuda's and provide advantages to shareholders.

    Second, incorporation in Bermuda makes it more difficult for shareholders to hold companies, their officers and directors legally accountable in the event of wrongdoing. Recent events, we think, demonstrate how crucial it is that, in the event of legal violations by officers or directors, shareholders have the ability to pursue legal remedies. Unlike both U.S. federal and Delaware law, class actions are generally not available under Bermuda law. Under Bermuda law, shareholders have extremely limited ability to sue officers and directors derivatively, on behalf of the corporation. By contrast, under Delaware law, shareholders may sue derivatively for, among other things, breach of fiduciary duty, corporate waste and actions taken in violation of applicable law.

    Third, Delaware law affords shareholders rights not provided under Bermuda law. Unlike Delaware law, Bermuda law does not require shareholder approval for a corporation to dispose of all or substantially all of its assets. Bermuda law does not permit action by written consent of fewer than all shareholders, while Delaware law does.

    Fourth, incorporation in Bermuda may affect the enforceability of judgments obtained in a U.S. court. A judgment for money damages based on civil liability rendered by a U.S. court is not automatically enforceable in Bermuda because the U.S. and Bermuda do not have a treaty providing for reciprocal enforcement of judgments in civil matters. A Bermuda court may not recognize a judgment of a U.S. court if it is deemed contrary to Bermuda public policy, and Bermuda public policy may differ significantly from U.S. public policy.

RECOMMENDATION OF THE BOARD OF DIRECTORS ON PROPOSAL NUMBER SEVEN

    The Board believes that it is appropriate to evaluate periodically whether to reincorporate Tyco from Bermuda and into a different jurisdiction, such as Delaware or another state in the U.S. To this end, the Board intends to evaluate the potential benefits, costs and disadvantages of such a move. However, because the Board presently is newly constituted and has not had the opportunity to undertake this review, the Board is not in a position to endorse this proposal to reincorporate into Delaware. Accordingly, the Board recommends that shareholders vote "AGAINST" this proposal.

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
    Tyco became a Bermuda company in July 1997 when its shareholders approved its business combination with ADT Limited. ADT Limited was incorporated in Bermuda in 1984. Although it is domiciled in Bermuda, Tyco is fully subject to the U.S. securities laws and the rules and regulations of the SEC. Tyco is also subject to the New York Stock Exchange requirements for listed companies, including its corporate governance provisions. Tyco's extensive facilities and operations in the U.S. mean that Tyco is not removed from the U.S. legal system: it is possible for Tyco to be sued in the U.S. and for judgments to be enforced in the U.S. Likewise, Tyco's jurisdiction of incorporation has not prevented class action lawsuits from being asserted against Tyco.

    A part of any review on whether to reincorporate into a different jurisdiction would include evaluating the potential benefits, costs and disadvantages of remaining a Bermuda company or reincorporating into a different jurisdiction, the effect that jurisdiction of incorporation has on overall cost and financial structure, as well as the costs involved in reincorporating into another jurisdiction. Additional factors for review include any non-financial implications of its state of incorporation, including the similarities and differences, if any, of the rights and protections afforded shareholders under Bermuda law and the laws of U.S.-based jurisdictions, including Delaware.

    For the reasons discussed above, the Board recommends that you vote against the resolution requesting Tyco to change Tyco's jurisdiction of incorporation.

    THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

PROPOSAL NUMBER EIGHT--SHAREHOLDER PROPOSAL REGARDING NON-EXECUTIVE INDEPENDENT
  CHAIRMAN OF THE BOARD

    Amalgamated Bank LongView Collective Investment Fund and Amalgamated Bank LongView 1500 Total Market Index Fund, 11-15 Union Square, New York, NY 10003, shareholders that as of September 26, 2002 own 603,775 and 58,455 common shares, respectively, have notified Tyco of their intention to propose the following resolution at the Annual General Meeting:

    RESOLVED: The shareholders of Tyco International, Ltd. ("Tyco" or the "Company") urge the board of directors to amend the bylaws to require that, effective upon the expiration of the existing employment agreement, an independent director who has not served as chief executive officer ("CEO") of the Company shall serve as chairman of the board of directors.

    SUPPORTING STATEMENT

    The primary purpose of the board of directors is to protect shareholders' interests by providing independent oversight of management, including the CEO. Such oversight is important, particularly in light of the recent controversy surrounding Tyco's former chairman and CEO, L. Dennis Kozlowski. We believe that separating the roles of chairman and CEO will promote greater management accountability to Tyco shareholders.

    Corporate governance experts have questioned how one person serving as both chairman and CEO can effectively monitor and evaluate his or her own performance. The NACD Blue Ribbon Commission on Director Professionalism has recommended that an independent director should be charged with "organizing the board's evaluation of the CEO and providing continuous ongoing feedback; chairing executive sessions of the board; setting the agenda with the CEO, and leading the board in anticipating and responding to crises."

    Many institutional investors believe that a strong, objective board leader can best provide the necessary oversight of management. Thus, CalPERS' CORPORATE GOVERNANCE CORE PRINCIPLES AND GUIDELINES states that "the independence of a majority of the board is not enough" and that "the

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    leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management."

    We believe that formally separating the two positions will help enhance investor confidence in Tyco, which we view as vital in light of the pending criminal indictments of Mr. Kozlowski and Tyco's former chief financial and legal officers, as well as a pending SEC civil fraud suit. The criminal cases charge Mr. Kozlowski and Mark H. Swartz, the former CFO, with enterprise corruption, fraud, conspiracy, grand larceny, and other crimes, and Mark A. Belnick, the former chief corporate counsel, with falsification of business records.

    Messrs. Kozlowski and Swartz are accused of granting themselves hundreds of millions of dollars in secret low interest and interest-free loans that they used for personal expenses and of causing Tyco to forgive tens of millions of dollars, again without disclosure to investors as required by the federal securities laws.

    Tyco has filed its own suit, which is pending, and stated in an SEC filing that the three former officials engaged in a "pattern of improper and illegal conduct by which they enriched themselves at the expense of the Company with no colorable benefit to the Company and concealed their conduct from the Board and its relevant committees."

    We believe that these events call into question the effectiveness of a governance structure that combined the roles of CEO and chairman in one person and that a bylaw creating an independent chairman will strengthen the board's integrity and effectiveness.

    We urge a vote FOR this resolution.

RECOMMENDATION OF THE BOARD OF DIRECTORS ON PROPOSAL NUMBER EIGHT

    The Board strongly endorses the view that one of its primary functions is to protect shareholders' interests by providing independent oversight of management, including the CEO. For this reason, the Board concurs with many of the statements expressed by the proponents in their Supporting Statement above. However, the Board does not believe that mandating a particular structure, such as a separate chairman and CEO, is necessary to achieve effective oversight. Accordingly, for the reasons discussed below, the Board believes that the shareholder proposal is not in the best interests of Tyco and its shareholders and therefore recommends a vote "AGAINST" the proposal.

    The Board is committed to strong principles of corporate governance. In the past several months, it has appointed a new senior management team, is implementing new Board Governance Principles and is transitioning to a newly constituted Board. The Board currently has a lead independent director and expects to formalize this arrangement by providing that the independent directors of the Board, acting in executive session, will elect a lead director, who will be Chair of the Corporate Governance and Nominating Committee and facilitate executive sessions of the Board.

    The Board believes that it should have the ability to select a style of leadership, including whether to separate the position of CEO from Board chair, that is appropriate depending on time and circumstances. Consistent with good corporate governance principles, the Board expects that its Corporate Governance and Nominating Committee will review the Board's organization annually and recommend appropriate changes.

    The Board also does not believe that Tyco's past Board structure caused, or even necessarily contributed to, the irresponsible and deplorable conduct of Tyco's former executives. Many of America's best-run and most respected companies are chaired by either current or former executives of those companies, which would be precluded by the proposal. The Board believes that success is promoted by active and independent directors and loyal and hard-working executives who act consistently with a strong set of corporate governance ethics, rather than a particular Board structure. For the reasons described above, the Board believes that it is not appropriate to impose an absolute rule against a current or former chief executive officer serving as Board chairman and, therefore, opposes the resolution.

    THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

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PROPOSAL NUMBER NINE--SHAREHOLDER PROPOSAL REGARDING OBTAINING ONLY
  AUDIT SERVICES FROM TYCO'S INDEPENDENT AUDITORS

    International Brotherhood of Electrical Workers Pension Benefit Fund, 1125 Fifteenth Street, N.W., Washington, D.C. 20005, a shareholder that as of September 27, 2002 owned 169,575 common shares, has notified Tyco of its intention to propose the following resolution at the Annual General Meeting:

    RESOLVED: The shareholders of Tyco International (the "Company") urge the Board of Directors to adopt a policy that in the future the firm that is appointed to be the Company's independent accountants will only provide audit services to the Company and not provide any other services.

    SUPPORTING STATEMENT

    New disclosure requirements by the Securities and Exchange Commission required corporations, starting in 2001, to disclose how much they were paying their "independent" auditors for audit work and how much they were paying them for "other" work.

    The results were startling. Surveys by the Wall Street Journal and the Investor Responsibility Research Center each found that, on the average, corporations were paying their "independent" auditors three times more for "other" work than for their audit work. That raised the obvious concern as to how "independent" and objective the auditors really were. This concern was heightened by the subsequent accounting scandals at Enron and WorldCom.

    In response to these accounting concerns, President Bush signed into law the Sarbanes-Oxley Act, which places restriction on the types of non-audit services auditors can render in an effort to reduce the conflict of interests. While the new law is certainly a step in the right direction, it does contain a potential and serious loophole. The auditors can still render tax and certain other services as long as they are pre-approved by the audit committee.

    According to this Company's 2002 proxy statement, it paid its auditors $18.1 million for tax services and $13.2 million for audit services. Such a disparity in fees does not provide comfort to shareholders concerned about auditor conflicts of interest.

    In light of past criticisms of the lack of transparency of the Company's financial records and the scandals involving the Company's senior executives, it is respectfully submitted that this new Board of Directors could send a positive message to its investors and the public at large by adopting a policy that in the future its auditors would do no other work for the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS ON PROPOSAL NUMBER NINE

    The Board believes that this proposal would preclude Tyco's independent auditors from performing services for Tyco even when the Board determines that those services cannot be performed as effectively by other service providers and that the services do not raise independence concerns. For the reasons discussed below, the Board believes that the shareholder proposal is not in the best interests of Tyco and its shareholders and therefore recommends a vote "AGAINST" the proposal.

    In July 2002, Congress enacted and President Bush signed into law the Sarbanes-Oxley Act of 2002. As part of the Sarbanes-Oxley Act, Congress determined that independent auditors should not be permitted to provide certain non-audit services to their audit clients. Yet, after carefully considering the arguments for and against the provision of non-audit services by independent auditors, Congress rejected an absolute ban on the provision of non-audit services. Instead, Congress expressly determined that independent auditors may provide non-audit services, other than those specifically prohibited, so long as the services are approved in advance by the audit committee of a company's board of directors. This determination is reflected in rules being implemented by the SEC, which will permit independent auditors

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to provide many non-audit services to their clients, provided those services are approved in advance by the audit committee of a company's board of directors.

    Consistent with these provisions, Tyco's Audit Committee is developing policies and procedures with respect to the pre-approval of any non-audit services that it may request its independent auditors to provide. Further, pursuant to existing standards, the Audit Committee and Tyco's independent auditors periodically discuss the auditors' independence. Taking these discussions into account, the Audit Committee specifically considers whether the auditors' provision of non-audit services is compatible with maintaining the auditors' independence. Moreover, Tyco annually discloses the amount of fees paid to the independent auditors for non-audit services. The Board believes that these procedures facilitate Audit Committee oversight and discussion on issues that might impact the auditors' independence or objectivity.

    The law thus provides the Audit Committee flexibility to determine the most suitable vendor for various non-audit services that Tyco requires. In making such determinations, the Audit Committee may consider a wide variety of factors, such as an accounting firm's cost, efficiency, expertise, familiarity with Tyco's business, and protection of trade secrets and other confidential information, as well as any potential effects on the independence or objectivity of Tyco's auditors.

    In light of the ability of the Audit Committee to determine that, in some circumstances, it can be appropriate to use Tyco's independent auditors to provide non-audit services, as permitted by the Sarbanes-Oxley Act, and because Tyco's Board and Audit Committee already monitor closely the independence of Tyco's auditors, the Board believes it is not prudent for the shareholders to adopt a comprehensive ban on the provision of all non-audit services. For all of these reasons, the Board recommends that you vote against adopting a policy requiring that Tyco's independent auditors provide only audit services to Tyco and not provide any other services.

    THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Tyco common shares by (i) those persons known by Tyco to own beneficially more than 5% of Tyco's outstanding common shares; (ii) each executive officer named in the SUMMARY COMPENSATION TABLE under "Executive Compensation" below; (iii) each existing director or director nominee; and (iv) all existing directors and executive officers of Tyco as a group.

                                                                 NUMBER OF
                                                               COMMON SHARES      % OF OUTSTANDING
                                                                   OWNED            COMMON SHARES
BENEFICIAL OWNER                                              BENEFICIALLY(1)    OWNED BENEFICIALLY
----------------                                              ---------------   ---------------------
AXA Financial, Inc.(2)......................................    116,829,620                       5.9

NEW SENIOR CORPORATE MANAGEMENT TEAM:

Edward D. Breen.............................................             10                         *

David J. FitzPatrick........................................             --                        --

William B. Lytton...........................................          1,215                         *

Eric M. Pillmore............................................         45,000(3)                      *

BUSINESS SEGMENT EXECUTIVES:

Jerry R. Boggess............................................        958,358(4)                      *

Juergen W. Gromer...........................................        934,967(5)                      *

Robert P. Mead..............................................      1,272,858(6)                      *

Richard J. Meelia...........................................      1,519,512(7)                      *

FORMER EXECUTIVES:

L. Dennis Kozlowski.........................................     13,731,168(8)                      *

Mark H. Swartz..............................................      8,844,745(9)                      *

CURRENT DIRECTORS:

Richard S. Bodman...........................................        227,913(10)                     *

George W. Buckley...........................................             --                        --

John F. Fort III............................................        186,707(11)                     *

Stephen W. Foss.............................................        170,147(12)                     *

Bruce S. Gordon.............................................             --                        --

John A. Krol................................................            100                         *

Wendy E. Lane...............................................         59,070(13)                     *

Mackey J. McDonald..........................................             --                        --

W. Peter Slusser............................................         59,810(14)                     *

Jerome B. York..............................................         35,000                         *

DIRECTOR NOMINEES:

Dennis C. Blair.............................................             --                        --

H. Carl McCall..............................................             --                        --

Brendan R. O'Neill..........................................             --                        --

Sandra S. Wijnberg..........................................             --                        --

All current directors and executive officers as a group (18       5,470,667                         *
  persons)..................................................

--------------------------

*   Less than 1%.

(1) The amounts shown are the number of common shares owned beneficially as of October 31, 2002 (except for AXA Financial, Inc., where the amounts are as of February 12, 2002, and Messrs. Kozlowski and Swartz, where the amounts are as of the date they terminated employment with Tyco) based on information furnished by the persons named, public filings and Tyco's records. A person is deemed to be the beneficial owner of common shares if such person, either alone or with others, has the power to vote or to dispose of such common shares. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment authority with respect to the common shares listed. To the extent indicated in the notes below, common shares beneficially owned by a person include common shares of which the person has the right to acquire beneficial ownership within 60 days, including under stock options that were exercisable on October 31, 2002, or that become exercisable within 60 days after October 31, 2002. There were 1,995,866,326 Tyco common shares outstanding as of October 31, 2002.

(2) The amount shown and following information is derived from Amendment No. 4 to Schedule 13G dated February 12, 2002 filed jointly on behalf of AXA Financial, Inc. and five French mutual insurance companies (AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle and AXA) as a group. According to the Schedule 13G, each of the French mutual insurance companies and AXA has sole voting power over 54,730,227 of such common shares, shared voting power over 27,089,802 of such common shares, sole dispositive power over 116,581,703 of such common shares and shared dispositive power over 247,917 of such common shares. AXA Financial, Inc. has sole voting power over 50,928,674 of such common shares, shared voting power over 27,089,802 of such common shares, sole dispositive power over 112,792,550 of such common shares and shared dispositive power over 129,417 of such common shares. The common shares are beneficially owned directly by AXA entities or subsidiaries of AXA Financial, Inc. as follows: AXA (30,000 common shares), AXA Investment Managers Paris (909,750 common shares), AXA Investment Managers Hong Kong Ltd. (131,310 common shares), AXA Investment Managers
    UK Ltd. (2,631,003 common shares), AXA Investment Managers Den Haag (87,090 common shares), AXA Rosenberg Investment Management LLC (118,500 common shares), Alliance Capital Management L.P. (113,192,054 common shares, which includes 1,486,100 common shares which may be acquired or disposed of upon exercise of options) and The Equitable Life Assurance Society of the United States (1,291,013 common shares, which includes 75,000 common shares which may be acquired or disposed of upon exercise of options). The address of AXA is 25, avenue Matignon, 75008 Paris, France. In the Schedule 13G, each of the French mutual insurance companies, collectively, and AXA expressly declares that the filing shall not be construed as an admission that it is, for purposes of Section 13(d), the beneficial owner of any securities, and state that each of the AXA Financial, Inc. subsidiaries operates under independent management and makes independent decisions. The addresses of the French mutual companies are as follows: AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, 370, rue Saint Honore, 75001 Paris, France; and AXA Courtage Assurance Mutuelle, 26, rue Louis le Grand, 75002 Paris, France. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(3) Includes 5,000 common shares and 40,000 restricted shares vesting one-third on each of January 1, 2003, January 1, 2004 and January 1, 2005.

(4) Includes 159,464 common shares personally owned and options to purchase 798,894 common shares.

(5) Includes 286,326 common shares personally owned, including 41,390 unvested restricted shares, and options to purchase 648,641 common shares.

(6) Includes 371,201 common shares personally owned, including 10,406 unvested restricted shares, 2,498 common shares owned by Mr. Mead's spouse, and options to purchase 899,159 common shares.

(7) Includes 263,571 common shares personally owned, including 7,322 unvested restricted shares, and options to purchase 1,255,941 common shares.

(8) Includes 1,068,436 common shares personally owned, 1,949,945 shares owned by DCS Family Partnership L.P. and KFT Family Partnership LP, collectively, and options to purchase 10,712,787 common shares. The information on Mr. Kozlowski's beneficial ownership is as of June 3, 2002, and is based on filings under Section 16 of the Securities Exchange Act of 1934 and Tyco's records. Tyco has not received information from Mr. Kozlowski as to his beneficial ownership of common shares. We are seeking disgorgement of all amounts received by Mr. Kozlowski during the periods shown in the SUMMARY COMPENSATION TABLE below. See footnote 15 to SUMMARY COMPENSATION TABLE below.

(9) Includes 1,094,542 common shares personally owned, 469,463 shares owned by KMS Family Partnership L.P. and by Mr. Swartz's minor children, collectively, and options to purchase 7,280,740 common shares. The information on Mr. Swartz's beneficial ownership is as of August 1, 2002, and is based on filings under Section 16 of the Securities Exchange Act of 1934 and Tyco's records. Tyco has not received information from Mr. Swartz as to his beneficial ownership of common shares. We are seeking disgorgement of all amounts received by Mr. Swartz during the periods shown in the SUMMARY COMPENSATION TABLE below. See footnote 16 to SUMMARY COMPENSATION TABLE below.

(10) Includes 157,260 common shares personally owned and options to purchase 70,653 common shares.

(11) Includes 125,647 common shares personally owned, an aggregate of 7,005 common shares owned by Mr. Fort's spouse, daughter and stepdaughter and options to purchase 54,055 common shares.

(12) Includes 56,347 common shares personally owned, an aggregate of 52,856 common shares owned by the A.S. Foss Foundation and the Foss Mfg. Co. pension and options to purchase 60,944 common shares.

(13) Includes 13,152 common shares personally owned and options to purchase 45,918 common shares.

(14) Includes 8,107 common shares personally owned, including 1,794 common shares owned through the Tyco directors trust and options to purchase 51,703 common shares.

                  DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

DIRECTORS' COMPENSATION

FISCAL 2002 COMPENSATION

    The fiscal 2002 compensation package for non-employee directors (other than Mr. Krol who joined the Board on August 6, 2002) consisted of $80,000 in cash and 20,000 stock options that vest one year after issuance. Mr. Krol was entitled to a pro-rata cash fee of $13,333.33 and a pro-rata grant of 3,333 stock options. Directors who are also employees receive no additional remuneration for services as a director.

    For fiscal 2002, directors could make an irrevocable election to receive some or all of their annual cash remuneration in one or more of the following forms:

    - phantom Tyco common shares under a deferred compensation plan;

    - interest in a trust that is invested in Tyco common shares; or

    - Tyco stock options.

    Under the deferred compensation plan, a director's account is credited with an amount equal to the dividends on the phantom common shares in the account as if they were owned. Payments from the account are made in cash in either a lump sum or up to ten annual installments at the prior election of the director. Installments may begin at termination of service or, if the director is under age 70, at a later date not to exceed age 70. In addition, a director may elect to receive a lump sum payment at least five years after deferral, even if he remains a director.

    Under the trust arrangement, a director is the owner of the common shares credited to the director's account. The director may vote these common shares, and the director may withdraw the common shares from the account or sell the common shares at any time. Any common shares remaining in the account at the time the director terminates his service on the Board will be distributed to him at that time.

    Under the option-in-lieu-of-fee arrangement, a director is granted a number of options with a value equal to the amount of cash remuneration foregone by the director, calculated using the Black-Scholes option pricing model.

    The fiscal 2002 option grant was made on October 1, 2001, and the options have an exercise price of $44.70 per share. Mr. Bodman, Mr. Foss, Ms. Lane, Mr. Slusser and our former directors Lord Ashcroft, Joshua M. Berman, James S. Pasman, Jr., Frank E. Walsh, Jr. and Joseph F. Welch elected to receive some or all of their cash retainer for fiscal 2002 in stock options and were granted options to purchase 4,660 Tyco common shares (2,330 for Mr. Slusser) at an exercise price of $44.70 per share. Mr. Krol received his pro-rata option grant of 3,333 options on August 6, 2002, and the options have a vesting date of August 6, 2003. In addition, Mr. Krol elected to receive his pro-rata cash remuneration in the form of an award of 777 options (100% vested but not exercisable until August 6, 2003). These options have an exercise price of $12.97. Under the terms of the director restoration option described below, Mr. Walsh received 13,105 options on December 18, 2001 with an exercise price of $56.09 and an expiration date equal to that of the options they restored.
Mr. Foss also received a restoration option grant for 10,471 options on September 21, 2001 with an exercise price of $40.77 and an expiration date equal to that of the options they restored. Mr. Slusser also received a restoration option grant for 2,467 options on December 13, 2001 with an exercise price of $54.35 and expiration date equal to that of the options they restored. Upon his departure from the Board effective February 21, 2002, the grant of 20,000 options for Mr. Walsh was cancelled.

    All options are granted under the Tyco International Ltd. Long Term Incentive Plan and, except in the case of restoration options, have a term of ten years from date of grant. Each option provides for an automatic grant of a restoration option to the extent the director uses Tyco common shares towards payment of his/her option exercise price. Restoration options have a term ending on the expiration date of the options they restore.

    In fiscal 2002, some of the Board members had taxable compensation for personal use of company aircraft. If the personal use was to take their spouse to a Board meeting at the invitation of Tyco, Tyco approved the gross-up of this income; otherwise, the amount was not grossed-up. The taxable income amounts are as follows: Mr. Berman: $1,466.58 and gross-up of $542.43; Mr. Foss: $3,978.99 and gross-up of $443.71; Ms. Lane: $1,348.57 and gross-up of $498.79; and Mr. Slusser: $600.37 and gross-up of $222.05.

    For the period from June 3, 2002 through the appointment of Tyco's new Chairman and Chief Executive Officer in July 2002, Mr. Fort assumed responsibility for the duties of an interim chief executive officer. Mr. Fort was not an employee on Tyco's payroll, but the Board voted to pay Mr. Fort $600,000 for his service and for his on-going work during a transition period after Mr. Breen was named Chief Executive Officer.

    Mr. Berman was a director of Tyco until December 5, 2002. From March 1, 2000 through July 31, 2002, Mr. Berman was engaged to render legal and other services. During this period, Tyco compensated Mr. Berman at an annual rate of $360,000 and provided Mr. Berman with health benefits, secretarial assistance, a cell phone and electronic security services for his homes.

FISCAL 2003 COMPENSATION

    Board remuneration for fiscal 2003 was set at $80,000, payable at the monthly rate of $6,666.66 for each full month on the Board and pro-rated for the number of days on the Board if the director begins or ends Board service during the month, and 20,000 stock options that will vest one year after issuance. On October 2, 2002, Mr. Krol was granted a stock option with respect to compensation for fiscal 2003 at an exercise price of $13.45 per share. On January 15, 2003, Messrs. York, McDonald, Buckley and Gordon received stock options for fiscal 2003 at an exercise price of $17.80. Directors who join the Board after January 15, 2003 will be granted their stock options with respect to compensation for fiscal 2003 on the date they become Board members. All options granted to Board members will have an exercise price equal to the average of the high and low sale price of a Tyco common share reported for the date of grant. Directors who are not standing for re-election were not given option grants for fiscal 2003. The Board may in the future determine to grant additional options or other equity compensation as a component of director compensation and/or to adjust directors' cash remuneration.

FISCAL 2002 BOARD MEETINGS

    The Board held sixteen (16) meetings during fiscal 2002. During the periods that he or she served, each director attended at least 75% of the aggregate of:
(1) the number of Board meetings held during the period in which he or she was a director and (2) the number of meetings of all committees on which he or she served.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Fiscal 2002 was a difficult, yet pivotal, year for Tyco. On June 3, 2002, L. Dennis Kozlowski resigned as Chairman and Chief Executive Officer of Tyco on the eve of his indictment. On September 17, 2002, Tyco reported on a Form 8-K that its former Chief Executive Officer, Chief Financial Officer, and Chief Corporate Counsel had engaged in improper conduct that was concealed from the Board and this Committee. The actions taken by, and the compensation of, Tyco's former management have been the subject of both internal and external investigations. Actions taken by Tyco to address these issues include legal proceedings against its former Chief Executive Officer and Chief Financial Officer for breach of fiduciary duties, fraud and other wrongful conduct, and against the former Chief Corporate Counsel for breach of fiduciary duty and other wrongful conduct, including using company funds for personal gain.

    During fiscal 2002 and the beginning of fiscal 2003, an entirely new senior corporate management team has been put in place. Edward D. Breen became Tyco's Chairman, President and Chief Executive Officer effective July 25, 2002. The Board selected Mr. Breen for, among other reasons, his record of proven leadership, as well as his ability to handle complex and difficult business challenges, to create effective problem-solving strategies, and to take decisive action. Subsequent to Mr. Breen's joining Tyco, the following executive officers also joined Tyco during fiscal 2002: David J. FitzPatrick, Executive Vice President and Chief Financial Officer; William B. Lytton, Executive Vice President and General Counsel; and Eric M. Pillmore, Senior Vice President, Corporate Governance. In addition, Mackey J. McDonald, who was appointed a director of Tyco on November 18, 2002, has been named by the Board to be the new chair of the Compensation Committee. The Compensation Committee is confident that the new leadership team will restore Tyco as a strong, viable company that adheres to strict corporate governance.

COMPENSATION FOR FISCAL 2002

    During fiscal year 2002, the elements of Tyco's compensation program for its senior executives were base salary, annual incentive bonus opportunity and long-term equity-based incentive compensation. The annual incentive bonus opportunities for division presidents were based upon the Compensation Committee's and senior management's assessment of the respective divisions' financial performance, evaluated in terms of earnings before interest and taxes ("EBIT") and free cash flow. As in prior years, a portion of annual bonuses was paid in shares and a portion was payable in cash. Cash bonuses were determined after Tyco filed its Annual Report on Form 10-K for fiscal 2002 so that final bonus determinations reflected any required adjustments to the financial statements. In some instances, annual bonuses were reduced by the Compensation Committee in consultation with new management based on subjective assessments of performance. The Compensation Committee also approved or awarded certain discretionary bonuses to division executives in recognition of special achievement. The cash bonuses paid to the new senior corporate management team for fiscal 2002 were primarily in the form of (i) sign-on bonuses designed to compensate these executives for awards and other compensation that they forfeited under their prior employers' programs when they determined to join Tyco, and (ii) minimum guaranteed bonuses under their employment agreements that were provided in recognition of the fact that there may be a delay before long-term corporate performance reflects their contributions to Tyco.

    In 2002, the Compensation Committee utilized a number of long-term equity-based incentive compensation arrangements. The Compensation Committee believes equity-based incentive compensation ties executive interests to shareholder interests in several ways: (i) the lapse of restrictions on restricted shares and the number of shares earned can be correlated to achievement of performance objectives, (ii) the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes long-term growth, and (iii) the value of the equity award is ultimately determined by the future performance of Tyco as reflected by its share price. In addition, the Compensation Committee believes that by paying a significant portion of management's compensation in Tyco equity, management has a strong interest in increasing shareholder value. Stock option and restricted share awards for executive officers and divisional presidents in fiscal 2002 are generally reflective of salary level, position and individual contribution, taking into account share awards to executives at comparable positions at other large diversified manufacturing companies. For awards to new executive officers who were hired during the year, option grants consisted of both sign-on grant and annual grant components, based on the same considerations reflected in their bonuses. In addition, in lieu of restricted share grants, Tyco granted deferred share units to Messrs. Breen, Fitzpatrick and Lytton. As explained further under "Chief Executive Officer Compensation" below, these awards are designed to focus management on both obtaining and maintaining long-term corporate performance. The Compensation Committee exercises subjective judgment and discretion in applying the above criteria and its general compensation objectives and policies to determine individual equity awards.

    The Compensation Committee has retained outside consultants to complete a formal review of compensation levels and strategy that will take into account current cash compensation, annual incentive bonuses, and long-term equity-based incentive compensation. Tyco is committed to hiring and retaining the best executive talent, and paying competitively to keep and motivate its talented executives when such pay is merited by performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

    In connection with Mr. Breen's employment, Tyco entered into the employment agreement described on page 43. The terms and conditions of the employment agreement were unanimously approved by the Compensation Committee and Board after consideration of Mr. Breen's qualifications and experience, his previous compensation levels, foregone awards and other compensation at his prior employer, and the competitive marketplace for executive talent at large industrial companies. The Compensation Committee and Board also took into consideration the unique challenges facing Tyco's new Chief Executive Officer, and the need to name an executive who had both a strong record of success and whose reputation for personal and professional integrity were unassailable. Under the employment agreement, Mr. Breen is entitled to an annual salary of $1,500,000, and for fiscal 2002 to a pro-rated bonus of $279,452. In addition, Mr. Breen received a one-time sign-on bonus of $3,500,000. For fiscal 2003, Mr. Breen is entitled to a minimum cash bonus of $1,500,000. Mr. Breen was also provided the equity awards described on page 39 of 7,350,000 stock options, with vesting of 3,350,000 options over a period of three years and the balance over a period of five years, and 1,350,000 deferred share units, with vesting of 350,000 units over a period of three years and the balance over a period of five years. The vesting of equity awards over a period of three to five years is designed to encourage retention and an emphasis on long-term growth. In addition, Mr. Breen's options were granted with an exercise price approximately 18% above the average of the high and low sale price reported for the date of grant, to further the goal of long-term stock price appreciation. The deferred share units awarded to Mr. Breen and other members of senior management also are designed to further the goal of aligning Tyco's senior management team with long-term shareholders. Once the deferred share units have vested, they are settled through the issuance of shares only upon the executive's termination of employment, thereby motivating management to both achieve and maintain long-term stock price performance. The Compensation Committee believes the substantial equity awards were warranted and necessary in order to attract an executive of the highest caliber, and to provide a strong incentive to increase shareholder value.

    For fiscal 2002, Mr. Kozlowski was paid $1,327,500 pursuant to the retention agreement described on page 47. Mr. Kozlowski was also granted the equity award described on page 39, which include a grant of 600,000 performance-based restricted shares on October 1, 2001, and, in accordance with the retention agreement, a grant of 800,000 time-based restricted shares on January 22, 2002. Mr. Kozlowski forfeited 1,105,065 of these shares upon termination of his employment. Mr. Kozlowski also received an option grant for 3,000,000 shares on October 1, 2001, which was forfeited on his termination of employment. These payments and awards were made before the improper conduct of the former Chief Executive Officer and his related misuse of company funds became known to members of the Compensation Committee.

    Some of the amounts and benefits received or obtained by Mr. Kozlowski and by Mark H. Swartz, our former Chief Financial Officer, were obtained without authorization from the Board or this Compensation Committee, or may have been obtained without proper documentation under then-existing company policies. Tyco has filed a civil complaint against Mr. Kozlowski for breach of fiduciary duty and other wrongful conduct. The action alleges that Mr. Kozlowski misappropriated millions of dollars from our Key Employee Loan Program and relocation program; awarded millions of dollars in unauthorized bonuses to himself and other Tyco employees; engaged in improper self-dealing real estate transactions involving Tyco assets; and conspired with certain other former Tyco employees in committing these acts. Tyco also has filed an arbitration claim against Mr. Swartz. The action alleges that Mr. Swartz breached his fiduciary duties and otherwise engaged in wrongful conduct relating to his employment by Tyco and misappropriated Tyco funds and other assets and seeks to recover from Mr. Swartz all damages suffered by Tyco as a result of such breach, wrongful conduct and misappropriation. In these proceedings, we are seeking disgorgement of all amounts received by Messrs. Kozlowski and Swartz during the periods shown in the SUMMARY COMPENSATION TABLE. More information with respect to these unauthorized payments and benefits was reported on September 17, 2002 in a Current Report on Form 8-K and is set forth in Item 3 "Legal Proceedings" of our Annual Report on Form 10-K for the fiscal year ended September 30, 2002 and in the caption entitled "Related Party Transactions" below.

    For the period of June 3, 2002 to July 25, 2002, John F. Fort III, who was serving as Lead Director of the Board, also acted as interim chief executive officer of Tyco. Mr. Fort was not an employee on Tyco's payroll but received compensation from Tyco of $600,000 for serving in this position and for providing subsequent transition services.

CERTAIN OTHER EXECUTIVE OFFICERS

    In connection with recruiting and hiring Messrs. FitzPatrick, Lytton and Pillmore, Tyco entered into the employment agreements described starting on page 43. The terms and conditions of the employment agreements were unanimously approved by the Compensation Committee and the Board, and by Mr. Breen. The employment agreements provide these executives with sign-on bonuses and equity awards for the reasons noted above.

APPLICABLE TAX CODE PROVISION

    Section 162(m) of the Internal Revenue Code limits the amount of compensation that may be deducted by Tyco with respect to each named officer to $1,000,000, except that this limitation does not apply to compensation that is considered to be performance-based and does not apply to an executive after the executive ceases to be employed. Tyco's Long Term Incentive Plan, as amended
May 12, 1999 and approved by Tyco's shareholders, has been structured so that compensation realized by executives upon their exercise of options granted under that plan can qualify as performance-based compensation. The employment agreements for Messrs. Breen, FitzPatrick, Lytton and Pillmore provide for minimum guaranteed bonuses for fiscal 2003 and other awards and payments that are not considered performance-based, which, as noted above, the Compensation Committee believes were necessary to attract these executives to Tyco. The Compensation Committee believes that in light of the circumstances affecting Tyco in fiscal 2002, and taking into account the non-deductibility of those arrangements, it was in the best interest of Tyco and its shareholders to pay executive compensation the Committee deemed necessary and appropriate to attract outstanding executives who are well equipped to address the challenges facing Tyco.

Submitted by the Compensation Committee
Stephen W. Foss, Chairman
W. Peter Slusser

Dated January 15, 2003

COMPENSATION POLICY FOR FISCAL 2003 AND SUBSEQUENT YEARS

    The Board is taking this opportunity to initiate a policy of periodically reviewing, evaluating and enhancing Tyco's governance processes. As part of this process, it is expected that the Board will review and update the written charter for the Compensation Committee that will clearly set forth the Committee's objectives and responsibilities. The Compensation Committee is already in the process of reviewing Tyco's overall compensation philosophy, and proposing new short-term and long-term incentive compensation programs for senior executives of Tyco and its subsidiaries that reflect the values and goals of the new Tyco. Consistent with this overall philosophy, it is expected that significant changes will be implemented for fiscal 2003. While overall compensation will continue to be competitive on an industry-wide basis, it is anticipated that there will be a reduction in the targeted level of annual cash incentive awards.

    The Compensation Committee will be guided by the principle that its total compensation program must be competitive, and must provide significant rewards for outstanding financial performance while establishing clear consequences for under-performance. It is anticipated that future bonus awards for divisional executives will take into account Tyco's overall performance as well as divisional and individual objectives and that long-term awards will be aligned to shareholder return. Annual bonus and long-term awards for senior corporate management will take into account not only objective financial goals and enhanced shareholder value, but also individual performance goals that reinforce core values of the new Tyco.

Mackey J. McDonald, Chair Designate

Dated January 15, 2003

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Foss, Pasman, Slusser and Welch served as members of the Compensation Committee during fiscal 2002. Mr. Foss is the owner of a corporate aircraft that Tyco leased from him starting in May 2001 after seeking competitive bids, of which Mr. Foss's bid was considered the most competitive given anticipated usage. Tyco paid Mr. Foss and a company of which he is president an aggregate of $587,000 in lease payments for Tyco's use of the aircraft and its pilots in fiscal 2002. These leasing arrangements were terminated as of September 30, 2002.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below presents the annual and long-term compensation for services in all capacities to Tyco and its subsidiaries for the periods shown for our new senior corporate management team, our executives who oversee our business segments and certain former executive officers (collectively, the "Named Officers"). As detailed below, some of the amounts and benefits received or obtained by L. Dennis Kozlowski, our former Chief Executive Officer, and
Mark H. Swartz, our former Chief Financial Officer, were obtained without authorization from our Board or Compensation Committee, and thus do not constitute compensation properly paid to such former executive officers for services to Tyco and its subsidiaries, or may have been obtained without proper documentation under then existing company policies. More information with respect to these unauthorized payments and benefits was reported on September 17, 2002 in a Current Report on Form 8-K and is set forth in Item 3 "Legal Proceedings" of our Annual Report on Form 10-K for the fiscal year ended September 30, 2002 and in the caption entitled "Related Party Transactions" below.

                                                        ANNUAL COMPENSATION(1)                  LONG TERM COMPENSATION
                            ------------------------------------------------------------------------------
                                                                                         -------------------------------------
                                                                                                                  COMMON
                                                                                                                  SHARES
                                                                                                                UNDERLYING
                                                                                         RESTRICTED STOCK      STOCK OPTIONS
NAME & PRINCIPAL                                                       OTHER ANNUAL        /STOCK UNITS        (# OF COMMON
POSITION                      YEAR     SALARY(2)      BONUS(3)       COMPENSATION(4)        ($VALUE)(5)           SHARES)
----------------            --------   ----------   -------------   ------------------   -----------------   -----------------
NEW SENIOR CORPORATE
MANAGEMENT TEAM
--------------------------
Edward D. Breen(7)........    2002     $ 278,846    $   3,779,452     $      17,314       $   11,427,750          7,350,000
  CHAIRMAN & CEO, TYCO
  INTERNATIONAL LTD.
David J. FitzPatrick(8)...    2002     $  25,962    $     500,000     $         405       $    3,257,000          1,650,000
  EXECUTIVE VICE PRESIDENT
  AND CFO, TYCO
  INTERNATIONAL LTD.
William B. Lytton(9)......    2002     $   2,500    $     250,000                --       $    2,064,750            665,000
  EXECUTIVE VICE PRESIDENT
  AND GENERAL COUNSEL,
  TYCO INTERNATIONAL LTD.
Eric M. Pillmore(10)......    2002     $  66,987    $     220,832     $       7,453       $      495,800            300,000
  SENIOR VICE PRESIDENT OF
  CORPORATE GOVERNANCE,
  TYCO INTERNATIONAL LTD.
BUSINESS SEGMENT
EXECUTIVES
--------------------------
Jerry R. Boggess..........    2002     $ 650,000    $   2,201,230     $     164,669                   --            641,796
  PRESIDENT, TYCO FIRE &      2001     $ 600,000    $   7,946,791     $     101,726                   --            408,218
  SECURITY SERVICES           2000     $ 550,000    $     874,083     $      79,224                   --            500,644
Juergen W. Gromer(11).....    2002     $ 695,500    $   3,392,059                --                   --            600,000
  PRESIDENT, TYCO             2001     $ 660,000    $   6,857,575                --                   --            424,261
  ELECTRONICS                 2000     $ 625,000    $  12,886,945                --                   --            474,380
Robert P. Mead(12)........    2002     $ 550,000    $   2,157,638     $      15,097                   --            620,000
  PRESIDENT, TYCO
  ENGINEERED PRODUCTS &
  SERVICES
Richard J. Meelia.........    2002     $ 669,135    $   4,330,199     $     233,788                   --            696,970
  PRESIDENT, TYCO             2001     $ 624,519    $  11,887,909     $     151,578                   --            264,607
  HEALTHCARE & SPECIALTY      2000     $ 600,000    $   1,574,878     $     174,075(18)               --            128,800
  PRODUCTS
FORMER EXECUTIVES(13)
--------------------------
John F. Fort III(14)......    2002     $ 600,000               --                --                   --                 --
  FORMER LEAD DIRECTOR,
  TYCO INTERNATIONAL LTD.
L. Dennis Kozlowski(15)...    2002     $1,327,500              --     $   2,719,133       $   66,991,000          3,404,000
  FORMER CHAIRMAN & CEO       2001     $1,650,000   $   4,000,000(17)   $   3,385,837(19)  $   30,398,880         1,439,135
  TYCO INTERNATIONAL LTD.     2000     $1,350,000   $   2,800,000     $   2,320,650(19)   $   21,207,540          5,357,798
Mark H. Swartz(16)........    2002     $ 971,122               --     $   1,271,897       $   38,486,500          1,703,186
  FORMER EXECUTIVE VICE       2001     $ 968,750    $   2,500,014(17)   $   1,535,151(20)  $   15,199,440           788,425
  PRESIDENT & CFO TYCO        2000     $ 768,750    $   1,400,000     $     632,836(20)   $   10,603,770          2,692,649
  INTERNATIONAL LTD.

                            LONG TERM COMPENSATION

                            ------------------

NAME & PRINCIPAL                ALL OTHER
POSITION                     COMPENSATION (6)
----------------            ------------------
NEW SENIOR CORPORATE
MANAGEMENT TEAM
--------------------------
Edward D. Breen(7)........    $      19,014
  CHAIRMAN & CEO, TYCO
  INTERNATIONAL LTD.
David J. FitzPatrick(8)...    $         449
  EXECUTIVE VICE PRESIDENT
  AND CFO, TYCO
  INTERNATIONAL LTD.
William B. Lytton(9)......               --
  EXECUTIVE VICE PRESIDENT
  AND GENERAL COUNSEL,
  TYCO INTERNATIONAL LTD.
Eric M. Pillmore(10)......    $       8,271
  SENIOR VICE PRESIDENT OF
  CORPORATE GOVERNANCE,
  TYCO INTERNATIONAL LTD.
BUSINESS SEGMENT
EXECUTIVES
--------------------------
Jerry R. Boggess..........    $     601,498
  PRESIDENT, TYCO FIRE &      $      87,774(21)
  SECURITY SERVICES           $   8,708,533(21)
Juergen W. Gromer(11).....               --
  PRESIDENT, TYCO             $         256
  ELECTRONICS                            --
Robert P. Mead(12)........    $     208,790
  PRESIDENT, TYCO
  ENGINEERED PRODUCTS &
  SERVICES
Richard J. Meelia.........    $     615,797
  PRESIDENT, TYCO             $      79,462
  HEALTHCARE & SPECIALTY      $     221,400
  PRODUCTS
FORMER EXECUTIVES(13)
--------------------------
John F. Fort III(14)......               --
  FORMER LEAD DIRECTOR,
  TYCO INTERNATIONAL LTD.
L. Dennis Kozlowski(15)...    $   5,595,619
  FORMER CHAIRMAN & CEO       $   2,742,363(22)
  TYCO INTERNATIONAL LTD.     $     387,547(22)
Mark H. Swartz(16)........    $  37,246,867
  FORMER EXECUTIVE VICE       $   1,297,478(23)
  PRESIDENT & CFO TYCO        $     122,195(23)
  INTERNATIONAL LTD.

--------------------------

(1) Under the Tyco Deferred Compensation Plan, the total amount of salary and bonus that has been deferred for fiscal 2002 is as follows:
    Mr. Boggess--$325,276; Mr. Meelia--$231,490; and Mr. Swartz-$564,375 (which was distributed to Mr. Swartz pursuant to his severance agreement described below under the subcaption entitled "--Employment, Retention and Severance Agreements"). The amounts shown in the table include the amounts deferred. We are seeking disgorgement of all amounts received by Mr. Swartz during the periods shown in this table. See footnote 16 below.

(2) The salaries shown for Messrs. Breen, FitzPatrick, Lytton and Pillmore are the amounts paid or accrued from the date of hire through September 30, 2002.

(3) The bonus amounts shown in the table for Messrs. Breen and Pillmore include a sign-on bonus and a pro-rated fiscal 2002 bonus, each of which was paid pursuant to the terms of their employment agreement. The bonus amounts shown in the table for Messrs. FitzPatrick and Lytton are sign-on bonuses.
    Mr. Pillmore's sign-on bonus includes a gross-up of $55,763 so that the net payment was $100,000. The bonus amounts shown for Messrs. Boggess, Mead, Meelia and Dr. Gromer for fiscal 2002 reflect payments based on the performance during fiscal 2002 of the segment headed by the executives, and, in the cases of Mr. Boggess and Dr. Gromer, as reduced by the Compensation Committee in consultation with new management. A portion of the bonus amounts for Messrs. Boggess, Mead, Meelia and Dr. Gromer for fiscal 2002 was paid in the form of Tyco common shares. The number of common shares earned for fiscal 2002 was based on quarterly business segment performance. The total number of bonus common shares earned by each business segment president for fiscal 2002 is as follows: Mr. Boggess--22,631 common shares; Dr. Gromer--25,610 common shares; Mr. Mead--29,185 common shares; and Mr. Meelia--47,702 common shares. The amounts listed in the table include the fair market value of the common shares on the dates such common shares vested ($47.945 on January 15, 2002; $21.585 on April 25, 2002; $11.43 on
    July 23, 2002 and $17.80 on January 15, 2003). Dr. Gromer's bonus for fiscal 2001 includes a bonus of $4,000,000 paid in November 2001 and 35,000 shares vested in January 2002 that were initially categorized as a special bonus for retention purposes and for managing a significant cost reduction program for Tyco's electronics segment during fiscal 2001, but were part of his fiscal 2001 performance bonus. The value of the share bonus is based on the fair market value of shares on January 30, 2002 of $31.645.

(4) Includes various perquisites and personal benefits if the amount exceeds $50,000 in any year, in addition to specifically noting tax gross-up payments and interest credited on deferred compensation in excess of 120% of the applicable federal long-term rate. Messrs. Breen, FitzPatrick and Pillmore received tax gross-ups for living expenses in New York (see ALL OTHER COMPENSATION column). The amounts shown represent their respective estimated tax gross-ups for the period through the end of fiscal 2002. The amounts shown in the table for fiscal 2002 include the personal use of company cars and aircraft of $107,114 for Mr. Kozlowski and $100,827 for Mr. Swartz valued at the rates prescribed under applicable IRS regulations; interest credited on deferred compensation in excess of 120% of the applicable federal long-term rate of $160,136 for Mr. Boggess, $15,097 for Mr. Mead, $211,158 for Mr. Meelia, $166,464 for Mr. Kozlowski and $101,347 for Mr. Swartz; tax gross-ups related to perquisites of $4,533 for Mr. Boggess and $22,631 for Mr. Meelia; reimbursement for New York state taxes of $450,000 for Mr. Kozlowski and $419,287 for Mr. Swartz; tax gross-ups on a portion of the executive life insurance premiums shown in the ALL OTHER COMPENSATION column of $915,608 for Mr. Kozlowski and $480,534 for Mr. Swartz; use and maintenance of apartments in New York in the amount of $649,217 for Mr. Kozlowski and $130,661 for Mr. Swartz; and other miscellaneous perquisites or other personal benefits for Mr. Kozlowski of $430,730 and for Mr. Swartz of $39,241. We are seeking disgorgement of all amounts received by Mr. Kozlowski and Mr. Swartz during the periods shown in this table. See footnotes 15 and 16 below.

(5) Amounts set forth in the restricted share awards column include grants of restricted shares and deferred share units. Under the terms of his employment agreement, Mr. Breen was granted awards of deferred share units ("DSU") corresponding to 1,000,000 and 350,000 common shares. The larger award vests one-fifth on each anniversary of the grant date and the other award vests one-third on each anniversary of the grant date.
    Messrs. FitzPatrick and Lytton were also awarded DSU's corresponding to 200,000 and 150,000 common shares respectively. These awards vest one-third on each anniversary of the grant date. DSU's are credited with dividend equivalents on the same date and amount as dividends are paid on Tyco common shares. The value of the dividend equivalents will be used to credit additional DSU's to the executive's DSU account. DSU's are settled by issuance of common shares upon the executive's termination of employment. The amount listed in the table reflects the fair market value of the DSU's on the date they were granted (based on a share price of $8.465 on

    July 25, 2002 for Mr. Breen, $16.285 on September 18, 2002 for
    Mr. FitzPatrick, and $13.765 on September 30, 2002 for Mr. Lytton).
    Mr. Pillmore was granted 40,000 restricted shares vesting one-third on each of January 1, 2003, January 1, 2004, and January 1, 2005. The amount listed in the table reflects the fair market value of the common shares on the date they were granted (based on a common share price of $12.395 on August 12, 2002). Dividends are payable on the restricted shares. The fiscal year-end value of DSU's and restricted share holdings calculated using the share price of $13.765, which is the average of the high and low sale price of Tyco common shares on September 30, 2002, is $18,582,750 for Mr. Breen, $2,753,000 for Mr. FitzPatrick, $2,064,750 for Mr. Lytton and $550,600 for Mr. Pillmore. Messrs. Kozlowski and Swartz, respectively, were granted 600,000 and 300,000 performance-based restricted shares on October 1, 2001. Common shares were issued under the restricted share program whereby specific performance criteria determine the number of common shares that vest for the fiscal year. If the performance criteria are not met, resulting in some or all of the common shares not being earned (I.E., not vesting) within a three-year period, those common shares are forfeited and must be returned to Tyco. In addition, in accordance with their retention agreements, Messrs. Kozlowski and Swartz were granted 800,000 and 500,000 time-based restricted shares on January 22, 2002. The value shown is the fair market value on the dates of the grants ($45.105 for the October 1, 2001 grant and $49.91 for the January 22, 2002 grant). Mr. Kozlowski forfeited 1,105,065 of these common shares upon termination of his employment. Under the terms of his retention agreement, Mr. Swartz would have vested in all remaining common shares upon a resignation for good reason (as defined therein). We are seeking disgorgement of all amounts received by Messrs. Kozlowski and Swartz during the periods shown in the table. See footnotes 15 and 16 below.

(6) The total amounts shown in the table for fiscal 2002 for Messrs. Breen, FitzPatrick and Pillmore represent amounts paid by Tyco or reimbursed to these executives for living expenses in the New York area while working in the New York office. The amounts shown in the table for Messrs. Boggess, Mead, Meelia, Kozlowski and Swartz reflect Tyco contributions made on their behalf under Tyco's qualified and non-qualified defined contribution plans, as follows:

                                                 COMPANY MATCHING CONTRIBUTION   COMPANY CONTRIBUTION
    NAME                                               (QUALIFIED PLAN)          (NON-QUALIFIED PLAN)
    ----                                         -----------------------------   --------------------
    Mr. Boggess................................             $16,000                    $581,992
    Mr. Mead...................................             $16,000                    $190,990
    Mr. Meelia.................................             $13,681                    $598,469
    Mr. Kozlowski..............................             $16,000                    $443,200
    Mr. Swartz.................................             $ 7,431                    $243,657

    The amount shown in the table for Mr. Boggess also includes an Employee Stock Purchase Plan company match of $2,700, taxable life insurance of $422 and the economic value of split dollar life insurance of $384. The amount shown in the table for Mr. Mead also includes an Employee Stock Purchase Plan company match of $1,800. The amount shown in the table for Mr. Meelia also includes an Employee Stock Purchase Plan company match of $1,950 and taxable life insurance premium of $1,697. The amounts shown in the table for Messrs. Kozlowski and Swartz also include executive life insurance premiums of $5,136,419 and $2,610,452, respectively. In addition, in fiscal 2002
    Mr. Swartz received a lump sum payment of $24,554,078, which represented a buy-out of the future funding obligation under the executive life insurance policy (See "Former Executive Life Insurance" on page 43), $756,250 in consulting fees and $9,075,000 in severance. See the description of Mr. Swartz's severance agreement under the subcaption "Employment, Retention and Severance Agreements" beginning on page 43. We are seeking disgorgement of all amounts received by Messrs. Kozlowski and Mr. Swartz during the periods shown in the table. See footnotes 15 and 16 below.

(7) Mr. Breen became Chairman and Chief Executive Officer of Tyco on July 25, 2002.

(8) Mr. FitzPatrick became Executive Vice President and Chief Financial Officer of Tyco on September 18, 2002.

(9) Mr. Lytton became Executive Vice President and General Counsel of Tyco on September 30, 2002.

(10) Mr. Pillmore became Senior Vice President of Corporate Governance of Tyco on August 12, 2002.

(11) Dr. Gromer's salary and bonus are set in US Dollars, but are converted into and paid in Euros. For fiscal 2002, Dr. Gromer's base salary was $695,500, which at the time it was set converted into E790,409.

(12) Mr. Mead was named as an executive officer in July 2002. The amount in the table reflects his compensation for all of fiscal 2002.

(13) Executive compensation reported for fiscal 2000 did not include compensation paid to, and amounts received or obtained by, Mark A. Belnick, our former Executive Vice President and Chief Corporate Counsel. Tyco has alleged that Messrs. Kozlowski and Belnick conspired to manipulate internal documents so as to avoid disclosing Mr. Belnick's compensation for fiscal 2000. Had such amounts been included in our proxy statement for fiscal 2000, they would have been as follows: Salary--$737,500; Bonus--$4,000,000; Other Annual Compensation--$200,254 (including executive life insurance premiums of $2,769 and a tax gross-up on forgiveness of mortgage loans of $197,485); Restricted Share Grant $14,009,000 (representing the value of an aggregate of 300,000 restricted shares calculated using the average of the high and low sale prices of Tyco common shares on the dates of grant); Common Shares Underlying Options--211,012 Tyco options and 100,000 options to purchase shares of Tycom Ltd.; and All Other Compensation--$293,115 (including a qualified plan contribution of $8,500 and a non-qualified plan contribution of $102,750, forgiveness on mortgage loans in the amount of $179,990 and an award of 50 common shares having a fair market value of $1,875 on the date of grant). We have filed a civil complaint against Mr. Belnick for breach of fiduciary duty and other wrongful conduct. The action alleges that Mr. Belnick solicited and accepted cash and stock bonuses without Board approval; took interest-free loans from our relocation program without Board approval; failed to disclose to the Board and to the SEC his retention agreement and compensation; failed to advise the Board of the improper conduct of other officers; refused to cooperate with internal investigations; and engaged in other improper conduct. We are seeking disgorgement of all amounts received by Mr. Belnick during such period. More information with respect to this action was reported on September 17, 2002 in a Current Report on Form 8-K and is set forth in Item 3 "Legal Proceedings" of our Annual Report on Form 10-K for the fiscal year ended September 30, 2002 and in the caption entitled "Related Party Transactions" below.

(14) Mr. Fort was Tyco's Lead Director until August 2002. He assumed responsibility for the duties of an interim chief executive officer from June 3, 2002 until the appointment of Tyco's new Chairman and Chief Executive Officer in July 2002 and performed other services during a transition period from July 25, 2002 to September 30, 2002. Mr. Fort was not an employee on Tyco's payroll, but the Board voted to compensate Mr. Fort at the rate of $150,000 per month for each full or partial month he acted as an interim chief executive officer or provided transition services. The amount shown in the table, which does not include the Board remuneration described in "Directors' Compensation" beginning on page 28, represents the amount paid to Mr. Fort in this capacity.

(15) Mr. Kozlowski ceased to be employed by Tyco in June 2002. We have filed a civil complaint against Mr. Kozlowski for breach of fiduciary duty and other wrongful conduct. The action alleges that Mr. Kozlowski misappropriated millions of dollars from our Key Employee Loan Program and relocation program; awarded millions of dollars in unauthorized bonuses to himself and certain other Tyco employees; engaged in improper self-dealing real estate transactions involving our assets; and conspired with certain other former Tyco employees in committing these acts. We are seeking disgorgement of all amounts received by Mr. Kozlowski during the periods shown in the table. More information with respect to this action was reported on September 17, 2002 in a Current Report on Form 8-K and is set forth in Item 3 "Legal Proceedings" our Annual Report on Form 10-K for the fiscal year ended September 30, 2002 and in the caption entitled "Related Party Transactions" below.

(16) Mr. Swartz ceased to be employed by Tyco in August 2002. We have filed an arbitration claim against Mr. Swartz. The action alleges that Mr. Swartz breached his fiduciary duties and otherwise engaged in wrongful conduct relating to his employment by Tyco and misappropriated Tyco funds and other assets and seeks to recover from Mr. Swartz all damages suffered by Tyco as a result of such breach, wrongful conduct and misappropriation. We are seeking disgorgement of all amounts received by Mr. Swartz during the periods shown in the table. More information with respect to this arbitration claim was reported on October 8, 2002 in a Current Report on Form 8-K and is set forth in Item 3 "Legal Proceedings" of our Annual Report on Form 10-K for the fiscal year ended September 30, 2002 and in the caption entitled "Related Party Transactions" below.

(17) Does not include unauthorized bonuses of $700,000 received by Mr. Kozlowski and $350,000 received by Mr. Swartz in fiscal 2001 for which Tyco has brought claims against Mr. Kozlowski and Mr. Swartz. See footnotes 15 and 16 above.

(18) The amount in the table reflecting Mr. Meelia's OTHER ANNUAL COMPENSATION for fiscal 2000 has been revised. The amounts shown include, among other items, a cash payment of the unused portion of a perquisite entitlement of

    $21,031, a tax gross-up on such entitlement of $16,838 and the personal use of a company car and related maintenance of $20,218, as well as interest credited on deferred compensation in excess of 120% of the applicable federal long-term rate of $114,510.

(19) The amounts in the table reflecting Mr. Kozlowski's OTHER ANNUAL COMPENSATION for fiscal 2001 and 2000 have been revised. The amounts shown include: the personal use of company cars and aircraft of $152,770 for fiscal 2001 and $103,737 for fiscal 2000 valued at rates prescribed under applicable IRS regulations; interest credited on deferred compensation in excess of 120% of the applicable federal long-term rate of $219,543 for fiscal 2001 and $143,652 for fiscal 2000; a tax gross-up of the executive life insurance premium of $1,571,190 for fiscal 2001; use and maintenance of an apartment in New York in the amount of $947,613 for fiscal 2001 and $485,634 for fiscal 2000; imputed interest of $16,528 in fiscal 2001 and $1,053,713 in fiscal 2000; and other miscellaneous perquisites or other personal benefits of $478,192 for fiscal 2001 and $533,914 for fiscal 2000. The amounts shown do not include unauthorized tax gross-ups of $6,768,338 in fiscal 2001 and $13,536,676 in fiscal 2000 on forgiveness of mortgage loans and for which Tyco has brought a claim against Mr. Kozlowski. See footnote 15 above.

(20) The amounts in the table reflecting Mr. Swartz's OTHER ANNUAL COMPENSATION for fiscal 2001 and 2000 have been revised. The amounts shown include: the personal use of company car and aircraft of $154,862 for fiscal 2001 and $81,619 for fiscal 2000 valued at rates prescribed under applicable IRS regulations; interest credited on deferred compensation in excess of 120% of the applicable federal long-term rate of $277,856 for fiscal 2001 and $171,039 for fiscal 2000; a tax gross-up of the executive life insurance premium of $811,942 for fiscal 2001; use and maintenance of an apartment in New York in the amount of $256,399 for fiscal 2001 and $65,926 for fiscal 2000; imputed interest on an interest free loan of $299,009 in fiscal 2000; and other miscellaneous perquisites or other personal benefits of $34,091 for fiscal 2001 and $15,234 for fiscal 2000. The amounts shown do not include unauthorized tax gross-ups of $3,409,344 in fiscal 2001 and $6,818,687 in fiscal 2000 on forgiveness of mortgage loans for which Tyco has brought a claim against Mr. Swartz. See footnote 16 above.

(21) The amounts in the table reflecting Mr. Boggess's ALL OTHER COMPENSATION for fiscal 2001 and 2000 have been revised. For fiscal 2001, the table includes $2,602 in taxable life insurance and excludes $18,179 in financial planning reimbursement that appears in the "OTHER ANNUAL COMPENSATION" column. For fiscal 2000, the table includes forgiveness of mortgage loans and the related tax gross-up in the combined amount of $8,481,764 for 2000.

(22) The amounts in the table reflecting Mr. Kozlowski's ALL OTHER COMPENSATION for fiscal 2001 and 2000 have been revised. The amounts include a qualified plan matching contribution of $13,600 in fiscal 2001 and $11,900 in fiscal 2000, a non-qualified plan contribution of $397,450 in fiscal 2001 and $306,600 in fiscal 2000, director fees of $75,000 in fiscal 2001 and $65,00 in fiscal 2000, an executive life insurance premium of $2,256,313 for fiscal 2001 and taxable life insurance of $4,047 in fiscal 2000. The amounts shown do not include unauthorized forgiveness of mortgage loans in the amount of $9,719,696 in fiscal 2001 and $19,439,392 in fiscal 2000 for which Tyco has brought a claim against Mr. Kozlowski. See footnote 15 above.

(23) The amounts in the table reflecting Mr. Swartz's ALL OTHER COMPENSATION for fiscal 2001 and 2000 have been revised. The amounts include a qualified plan matching contribution of $5,185 in fiscal 2001 and $8,073 in fiscal 2000, a non-qualified plan contribution of $126,300 in fiscal 2001 and $113,375 in fiscal 2000, an executive life insurance premium of $1,165,993 for fiscal 2001 and taxable life insurance of $747 in fiscal 2000. The amounts shown do not include unauthorized forgiveness of mortgage loans of $4,896,000 in fiscal 2001 and $9,792,000 in fiscal 2000 for which Tyco has brought a claim against Mr. Swartz. See footnote 16 above.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows all grants of stock options to the Named Officers during fiscal 2002 under the Tyco International Ltd. Long Term Incentive Plan ("LTIP"). Mr. Fort is not included in this table as the only options he received were options granted to Board members and are described in "Directors' Compensation" beginning on page 28.

                                                                     INDIVIDUAL GRANTS
                               ----------------------------------------------------------------------------------------------
                               NO. OF SECURITIES    PERCENT OF TOTAL
                                  UNDERLYING       OPTIONS GRANTED TO     EXERCISE
                                    OPTIONS           EMPLOYEES IN         PRICE           EXPIRATION           GRANT DATE
                                  GRANTED(1)         FISCAL YEAR(2)     ($/SHARE)(3)          DATE           PRESENT VALUE(4)
                               -----------------   ------------------   ------------   -------------------   ----------------
NEW SENIOR CORPORATE
  MANAGEMENT TEAM
Edward D. Breen..............      4,000,000(5)           6.67%           $10.0000(14)           7/24/2012     $16,680,000
                                   3,350,000(5)           5.58%           $10.0000(14)           7/24/2012     $14,371,500

David J. FitzPatrick.........      1,650,000(5)           2.75%           $16.2440               9/17/2012     $14,586,000

William B. Lytton............        665,000(5)           1.11%           $13.7516               9/29/2012     $ 4,940,950

Eric M. Pillmore.............        300,000(5)           0.50%           $12.6900               8/11/2012     $ 2,052,000

BUSINESS SEGMENT EXECUTIVES
Jerry R. Boggess.............        400,000(6)           0.67%           $44.7000               9/30/2011     $ 6,540,000
                                      41,796(7)           0.07%           $50.5925              10/25/2011     $   840,518
                                     200,000(8)           0.33%           $23.8345                2/4/2012     $ 1,858,000

Juergen W. Gromer............        400,000(6)(9)        0.67%           $44.7000      9/30/11 - 10/30/11     $ 6,540,000
                                     200,000(9)(8)        0.33%           $23.8345         2/4/12 - 3/4/12     $ 1,858,000

Robert P. Mead...............        400,000(6)           0.67%           $44.7000               9/30/2011     $ 6,540,000
                                      20,000(7)           0.03%           $50.5925              10/25/2011     $   402,200
                                     200,000(8)           0.33%           $23.8345                2/4/2012     $ 1,858,000

Richard J. Meelia............        400,000(6)           0.67%           $44.7000               9/30/2011     $ 6,540,000
                                      96,970(7)           0.16%           $50.5925              10/25/2011     $ 1,950,067
                                     200,000(8)           0.33%           $23.8345                2/4/2012     $ 1,858,000

FORMER EXECUTIVES
L. Dennis Kozlowski..........      3,000,000(10)          5.00%           $44.7000               forfeited     $         0
                                     189,065(11)          0.32%           $50.5925                6/3/2003     $ 1,998,417
                                      20,000(11)          0.03%           $60.0000                6/3/2003     $   249,000
                                     194,935(11)          0.32%           $58.1440                6/3/2003     $ 2,269,043

Mark H. Swartz...............      1,500,000(8)(12)        2.50%          $44.7000               9/30/2011     $32,865,000
                                     105,719(12)(13)        0.18%         $50.5925              10/25/2011     $ 2,763,495
                                      97,467(12)(13)        0.16%         $58.1440              12/31/2011     $ 3,061,438

--------------------------

(1) Certain options granted to the Named Officers include a restoration feature whereby participants receive options to replace exercised options or common shares if the common shares or share proceeds (i) are used to pay the exercise price of stock options, (ii) are applied to satisfy tax withholding obligations or repay indebtedness to Tyco or (iii) are sold by trusts for tax planning purposes ("restoration options"). In certain cases, restoration options are granted to an executive who has sold vested restricted shares to Tyco or a subsidiary thereof, enabling the executive to maintain the level of his equity interest in Tyco. The Restoration Option Program was discontinued by Tyco during fiscal 2002.

(2) Represents the percentage of all options granted in fiscal 2002 under Tyco's option plans: the LTIP and the Tyco International Ltd. Long Term Incentive Plan II.

(3) Options were granted at an exercise price equal to the fair market value of the Tyco common shares on the date of grant (except for options granted to Mr. Breen, which were granted with an exercise price above the average high and low sale price). Fair market value was determined based on either the average of the high and low reported sale price of Tyco common shares on the date of grant, the volume weighted average sale price, the closing price, the low reported sale price of Tyco common shares on the date of grant or, in the case of restoration options, the sale price of the Tyco common shares that gave rise to such grant.

(4) Tyco chose to use the Black-Scholes option pricing model to value the options. The Black-Scholes model is a method of calculating the hypothetical value of the options on the date of grant. With the exception of

    Mr. Breen's option grants, all options were granted at an exercise price equal to the fair market value of Tyco's common shares on the date of grant (see footnotes 3 and 14). The following assumptions were used in calculating the Black-Scholes values: The value shown on the table for the options: expected life of five years (except for Mr. Kozlowski, for which the actual life is until June 3, 2003--see footnote 11); interest rates of 2.24%-4.72%; assumed annual volatility of underlying common shares of 39.15%-67.56%; and the vesting schedule listed for the option grant. For all of the above, the interest rates represent the yield of a zero coupon Treasury strip with a maturity date similar to the assumed exercise period; and the assumed annual volatility and dividend yield of underlying common shares was calculated based on 36 months of historical Tyco share price movement and the dividend payments. In addition, the value has been discounted for risk of forfeiture based on the vesting schedule of the grant, by 3% for options which vest after one year, by 8.7% for options which vest after three years, by 5.9% for options which vest in equal installments over three years and by 8.6% for options which vest in equal installments over five years.

(5) Options vest one-third per year on each anniversary of the grant date, except for Mr. Breen's grant of options on 4,000,000 common shares, which vest 20% per year on each anniversary of the grant date. Option vesting is subject to acceleration upon the executive's termination of employment by Tyco other than for "cause" or following a "change in control" or by the executive for "good reason" (in each case as defined in the executive's employment agreement or option agreement) and in the case of Mr. Breen, upon a change in control. Options have a ten year term, subject in certain cases to earlier expiration following termination of employment.

(6) Options vest 100% on the third anniversary of the grant date. Options have a ten year term, subject in certain cases to earlier expiration following termination of employment.

(7) Represents restoration options which are fully vested on the grant date, granted at fair market value and have a ten year term, subject in certain cases to earlier expiration following termination of employment.

(8) Options vests one-third per year on each anniversary of the grant date. Options have a ten year term, subject in certain cases to earlier expiration following termination of employment. In the case of Mr. Swartz, we are seeking disgorgement of all amounts received by Mr. Swartz during the periods shown in the SUMMARY COMPENSATION TABLE. See footnote 16 to SUMMARY COMPENSATION TABLE above.

(9) The portion of Dr. Gromer's options that are allocated to his Swiss compensation expire ten years and one month from the date of grant.

(10) Option vests one-third per year on each anniversary of the grant date. Option has a ten-year term, subject in certain cases to earlier expiration following termination of employment. The value of $0 shown on the table reflects that this option grant was cancelled as a result of Mr. Kozlowski's termination of employment. The grant date present value for this option grant using a term of three years (the original estimated period of exercise) was $49,560,000. We are seeking disgorgement of all amounts received by Mr. Kozlowski during the periods shown in the SUMMARY COMPENSATION TABLE. See footnote 15 to SUMMARY COMPENSATION TABLE above.

(11) Represents restoration options which are fully vested on the grant date but not exercisable for a period of two months from the grant date, granted at fair market value and have a ten year term, subject in certain cases to earlier expiration following termination of employment. The values in the table shown for these grants reflect their actual expiration date of June 3, 2003, which is a shortened term due to Mr. Kozlowski's termination of employment. The grant date present value for these options using a term of three years (the original estimated period of exercise) would be $3,722,690, $483,800, and $4,577,074, respectively. We are seeking disgorgement of all amounts received by Mr. Kozlowski during the periods shown in the SUMMARY COMPENSATION TABLE. See footnote 15 to SUMMARY COMPENSATION TABLE above.

(12) Under the terms of his retention agreement, Mr. Swartz would have vested in all options upon a resignation for good reason (as defined therein). We are seeking disgorgement of all amounts received by Mr. Swartz during the periods shown in the table. See footnote 16 to SUMMARY COMPENSATION TABLE above.

(13) Represents restoration options which are fully vested on the grant date but not exercisable for a period of two months from the grant date, granted at fair market value and have a ten year term, subject in certain cases to earlier expiration following termination of employment. We are seeking disgorgement of all amounts received by Mr. Swartz during the periods shown in the SUMMARY COMPENSATION TABLE. See footnote 16 to SUMMARY COMPENSATION TABLE above.

(14) Options granted with an exercise price of $10.00, which is $1.535 (18.13%) higher than the average high and low sale price reported for the grant date.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

    Shown below is information with respect to aggregate option exercises by the Named Officers in the fiscal year ended September 30, 2002 and with respect to unexercised stock options held by them at September 30, 2002. Mr. Fort is not included in this table. Options he received for service as a Board member are described in "Directors' Compensation" beginning on page 28.

                                 NUMBER OF                   NO. OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                  COMMON                     UNEXERCISED OPTION AT FISCAL     IN-THE-MONEY OPTIONS HELD
                                  SHARES                               YEAR END                 AT FISCAL YEAR END(1)
                                 ACQUIRED        VALUE      ------------------------------   ---------------------------
                                ON EXERCISE    REALIZED     EXERCISABLE      UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                -----------   -----------   -----------      -------------   -----------   -------------
NEW SENIOR CORPORATE
  MANAGEMENT TEAM
Edward D. Breen...............         --              --           --         7,350,000              --    $27,672,750
David J. FitzPatrick..........         --              --           --         1,650,000              --    $         0
William B. Lytton.............         --              --           --           665,000              --    $     8,911
Eric M. Pillmore..............         --              --           --           300,000              --    $   322,500
BUSINESS SEGMENT EXECUTIVES
Jerry R. Boggess..............         --              --      398,894         1,450,000              --             --
Juergen W. Gromer.............         --              --      648,641         1,450,000              --             --
Robert P. Mead................     50,000     $ 1,944,195      499,159         1,050,000              --             --
Richard J. Meelia.............         --              --    1,255,941           900,000              --             --
FORMER EXECUTIVES
L. Dennis Kozlowski...........         --              --   10,712,787(2)              0              --             --
Mark H. Swartz................         --              --    7,280,740(2)              0              --             --

--------------------------

(1) Based on $13.765, which is the average of the high and low sale price of Tyco common shares on September 30, 2002.

(2) We are seeking disgorgement of all amounts received by Messrs. Kozlowski and Swartz during the periods shown in the SUMMARY COMPENSATION TABLE above. See footnotes 15 and 16 to SUMMARY COMPENSATION TABLE above.

RETIREMENT PLANS

    Messrs. Breen, FitzPatrick, Lytton, Pillmore and Dr. Gromer participate in defined benefit or actuarial retirement plans ("pension plans") maintained by Tyco or a subsidiary, as described below.

    As part of his employment agreement, Mr. Breen is provided with a Supplemental Retirement Benefit. Commencing at age 60, Mr. Breen will receive a monthly annuity based upon 50% of his highest average earnings from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by any prior employer and his benefits attributable to the company match under Tyco's 401(k) and supplemental plans, adjusted to reflect earnings. At his current pay level, Mr. Breen will have a lifetime benefit of $95,782 per month, commencing at his normal retirement age of 60. One-half of this amount will continue to his surviving spouse in the event of his death. Retirement benefits are available at an earlier age but would be reduced by .25% for each month that the benefit commences prior to age 60 and could result in a forfeiture of any unvested portion. Mr. Breen may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment.

    As part of his employment agreement, Mr. FitzPatrick is provided with a Supplemental Retirement Benefit. Commencing at age 62, Mr. FitzPatrick will receive a monthly annuity based upon 2% multiplied by his years of service plus an additional 10% multiplied by his highest average earnings from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by his immediately preceding employer and his benefits attributable to the company match under Tyco's 401(k) and supplemental plans, adjusted to reflect earnings. At his current pay level, Mr. FitzPatrick will have a lifetime benefit of $34,794 per month, commencing at his normal retirement age of 62. One-half of this amount will continue to his surviving spouse in the event of his death. Retirement benefits are available at an earlier age but would be reduced by .25% for each month that the benefit commences prior to age 62 and could result in a forfeiture of any unvested portion. Mr. FitzPatrick may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment.

    As part of his employment agreement, Mr. Lytton is provided with a Supplemental Retirement Benefit. Commencing at age 62, Mr. Lytton will receive a monthly annuity based upon 6.25% of his highest average earnings from Tyco during any consecutive 36-month period within the 60-month period prior to his termination multiplied by his years of service with Tyco. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by his immediately preceding employer and his benefits attributable to the company match under Tyco's 401(k) and supplemental plans, adjusted to reflect earnings. At his current pay level, Mr. Lytton will have a lifetime benefit of $48,779 per month, commencing at his normal retirement age of 62. One-half of this amount will continue to his surviving spouse in the event of his death. Retirement benefits are available at an earlier age but would be reduced by .25% for each month that the benefit commences prior to age 62 and could result in a forfeiture of any unvested portion. Mr. Lytton may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment.

    As part of his employment agreement, Mr. Pillmore is provided with a Supplemental Retirement Benefit. Commencing at age 62, Mr. Pillmore will receive a monthly annuity based upon 2% of his highest average earnings from Tyco during any consecutive 36-month period within the 60-month period prior to his termination multiplied by his years of service with Tyco. This monthly annuity is offset by his benefits attributable to the company match under Tyco's 401(k) and supplemental plans, adjusted to reflect earnings. At his current pay level, Mr. Pillmore will have a lifetime benefit of $12,716 per month, commencing at his normal retirement age of 62. Retirement benefits are available at an earlier age but would be reduced by .25% for each month that the benefit commences prior to age 62 and could result in a forfeiture of any unvested portion.
Mr. Pillmore may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment.

    At the time of Tyco's acquisition of AMP in 1999, Dr. Gromer was a participant in a defined benefit pension plan that covered eligible AMP employees in Germany. As a result, Dr. Gromer is entitled to receive from Tyco upon retirement at age 65 a defined pension benefit that is determined primarily based on his annual base salary as of three years prior to the date of his retirement and his years of service with Tyco at the time of his retirement. The following table sets forth the estimated annual benefits payable under the Tyco Electronics (formerly AMP) pension plan for the compensation amounts and the years of credited service specified in the table, assuming benefits are paid in the form of a single life annuity upon normal retirement at age 65:

                YEARS OF CREDITED SERVICE AND RELATED ESTIMATED
                    ANNUAL BENEFITS PAYABLE UPON RETIREMENT
               -------------------------------------------------
COMPENSATION       15           20           25           30
------------   ----------   ----------   ----------   ----------
  $717,223      $255,101     $357,615     $468,041     $586,301
   753,084       272,586      380,750      496,727      620,433
   788,945       290,460      404,300      525,799      654,874
   824,807       308,722      428,264      555,259      689,629
   860,668       327,351      452,642      585,107      724,728

CONVERTED FROM EUROS USING A CONVERSION RATIO OF $1.00 TO E0.9768.

    The compensation of Dr. Gromer covered by the pension plan would be the base salary amount that is noted in the "Salary" column of the SUMMARY COMPENSATION TABLE above, less statutory payments for specified holiday and vacation time. Dr. Gromer's current covered compensation, designated in Euro is E700,584, which converts to $717,223 using a conversion ratio of $1.00 to E0.9768. Under the pension plan, no more than a maximum of 30 years of credited service may be recognized for benefit accrual purposes. As of September 30, 2002, for purposes of calculating benefits accrued under the pension plan, Dr. Gromer had 24 years and 9 months of credited service with Tyco.

    Dr. Gromer is a beneficiary under another AMP pension benefit funded through an insurance policy. At September 30, 2002, Dr. Gromer had accrued a taxable pension of $3,849 per year payable at retirement through this insurance. This amount is subject to increase in future periods only to the extent of dividends on the insurance policy.

    Messrs. Kozlowski and Swartz participated in individual Executive Retirement Arrangements maintained by Tyco (the "ERA"). Under the ERA, Mr. Kozlowski has a fixed lifetime benefit commencing at his normal retirement age of 65 that has a present value of $372,708 monthly. Mr. Swartz's fixed lifetime benefit at his normal retirement age of 65 has a present value of $167,446 monthly. Retirement benefits are available at earlier ages and alternative forms of benefits can be elected. Any such variations would be actuarially equivalent to the fixed lifetime benefit starting at age 65. We are seeking disgorgement of all benefits to Messrs. Kozlowski and Swartz under their ERAs. See footnotes 15 and 16 to SUMMARY COMPENSATION TABLE above.

FORMER EXECUTIVE LIFE INSURANCE

    Tyco purchased executive life insurance policies for Messrs. Kozlowski and Swartz and agreed to pay premiums of a specified amount for these insurance policies for an 11-year period beginning in fiscal 2001. In the event the policies do not earn specified interest amounts, Tyco agreed to make specified supplemental premium payments. The amounts paid for premiums in fiscal 2002 and 2001 are included under the caption ALL OTHER COMPENSATION in the SUMMARY COMPENSATION TABLE above. In conjunction with Mr. Swartz's termination of employment, a lump sum payment of $24,554,078, which represented the value of the annual premium amounts for the remainder of the eleven-year period, was made to Mr. Swartz and in return Mr. Swartz waived Tyco's obligation to continue making the premium payments. Tyco discontinued making premium payments for Mr. Kozlowski's insurance policy as of October 1, 2002. We are seeking disgorgement of all benefits to Messrs. Kozlowski and Swartz under their executive life insurance policies. See footnotes 15 and 16 to SUMMARY COMPENSATION TABLE above.

EMPLOYMENT, RETENTION AND SEVERANCE AGREEMENTS

    Tyco has entered into employment agreements with Messrs. Breen, FitzPatrick, Lytton and Pillmore. Tyco is also party to a retention agreement with Mr. Meelia.

    Our employment agreement with Mr. Breen is dated as of July 25, 2002 and is filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002. The agreement provides for Mr. Breen to serve as our President, Chief Executive Officer and Chairman for an initial term of three years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. Breen at the end of the initial term or any additional term. Under the agreement, Mr. Breen is entitled to an annual base salary of at least $1,500,000, a sign-on bonus of $3,500,000, a guaranteed pro-rated annual bonus for fiscal 2002 based upon his base salary and a guaranteed annual bonus for fiscal 2003 of at least 100% of his base salary. Thereafter, Mr. Breen is eligible to earn an annual bonus of at least 100% of his base salary, based upon Tyco's satisfaction of objective financial performance criteria to be determined by the Board. Mr. Breen is required to return a pro rata portion of the net after-tax amount of his sign-on bonus in the event that his employment is terminated by us for cause or by him without good reason (each as defined in the agreement) prior to the one year anniversary of the agreement. Under the agreement, Mr. Breen is entitled to receive a sign-on option to purchase 3,350,000 common shares of Tyco at an exercise price of $10 per share and a sign-on grant of 350,000 deferred share units, both of which vest in three equal annual installments over the first three anniversaries of the agreement, as well as an option to purchase 4,000,000 common shares of Tyco at an exercise price of $10 per share and a grant of 1,000,000 deferred share units, both of which vest in five equal annual installments over the first five anniversaries of the agreement. All of the awards vest in full in the event of a change in control of Tyco or the termination of Mr. Breen's employment due to death or disability, by us other than for cause or disability or by Mr. Breen for good reason (each as defined therein). Mr. Breen is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to receive a term life insurance policy, supplemental retirement benefits, certain tax gross-up payments, including a gross-up payment for any taxes he must pay as a result of receiving compensation that is contingent upon a change in control, and certain relocation, travel and other perquisites. In the event that Mr. Breen's employment is terminated by us other than for cause or by Mr. Breen for good reason, then, provided that Mr. Breen executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. Breen a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, and to offer him continued participation in our health and welfare plans for a period of three years. "Good reason" includes any termination by the executive during the 30-day period immediately following the first anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. Breen's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's financial position in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. Breen from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. Breen to the fullest extent permitted by law and under Tyco's bye-laws.

    Our employment agreement with Mr. FitzPatrick is dated as of September 18, 2002 and is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2002. The agreement provides for Mr. FitzPatrick to serve as our Executive Vice President and Chief Financial Officer for an initial term of two years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. FitzPatrick at the end of the initial term or any additional term. Under the agreement, Mr. FitzPatrick is entitled to an annual base salary of at least $750,000, a sign-on bonus of $500,000 and a guaranteed annual bonus for fiscal 2003 of at least 100% of his base salary. Thereafter, Mr. FitzPatrick is eligible to earn an annual bonus of at least 100% of his base salary, based upon Tyco's satisfaction of objective financial performance criteria to be determined by the Board. Under the agreement, Mr. FitzPatrick is entitled to receive a sign-on option to purchase 1,150,000 common shares of Tyco at an exercise price of $16.24 per share and a sign-on grant of 90,000 deferred share units, both of which vest in three equal annual installments over the first three anniversaries of the agreement, as well as an option to purchase 500,000 common shares of Tyco at an exercise price of $16.24 per share and a grant of 110,000 deferred share units, both of which vest in three equal annual installments over the first three anniversaries of the agreement. All of the awards vest in full in the event of the termination of Mr. FitzPatrick's employment due to death or disability, by us other than for cause or disability or by Mr. FitzPatrick for good reason (each as defined therein). Mr. FitzPatrick is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to receive a universal life insurance policy, supplemental retirement benefits and certain relocation, travel, tax gross-up, financial and tax planning and other perquisites. In the event that Mr. FitzPatrick's employment is terminated by us other than for cause or by Mr. FitzPatrick for good reason, then, provided that Mr. FitzPatrick executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. FitzPatrick a lump sum of two times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, to credit him with two additional years of service for purposes of calculating his supplemental retirement benefits and to offer him continued participation in our health and welfare plans for a period of three years. In the event that Mr. FitzPatrick's employment is terminated in connection with or following a change in control (as defined therein), then Tyco is obligated to pay
Mr. FitzPatrick a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), to provide him a gross-up payment for any taxes he must pay as a result of receiving compensation that is contingent upon a change in control, to credit him with three additional years of service for purposes of calculating his supplemental retirement benefits and all of his outstanding equity awards will vest. "Good reason" includes any termination by the executive during the 30-day period immediately following the 15-month anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. FitzPatrick's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's results of operations, financial position and cash flows in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. FitzPatrick from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International
(US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. FitzPatrick to the fullest extent permitted by law and under Tyco's bye-laws.

    Our employment agreement with Mr. Lytton is dated as of September 30, 2002 and is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2002. The agreement provides for Mr. Lytton to serve as our Executive Vice President and General Counsel for an initial term of two years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. Lytton at the end of the initial term or any additional term. Under the agreement, Mr. Lytton is entitled to an annual base salary of at least $650,000, a sign-on bonus of $250,000 and a guaranteed annual bonus for fiscal 2003 of at least 100% of his base salary. Thereafter, Mr. Lytton is eligible to earn an annual bonus of at least 100% of his base salary, based upon Tyco's satisfaction of objective financial performance criteria to be determined by the Board. Under the agreement, Mr. Lytton is entitled to receive a sign-on option to purchase 315,000 common shares of Tyco at an exercise price of $13.75 per share and a sign-on grant of 73,000 deferred share units, both of which vest in three equal annual installments over the first three anniversaries of the agreement, as well as an option to purchase 350,000 common shares of Tyco at an exercise price of $13.75 per share and a grant of 77,000 deferred share units, both of which vest in three equal annual installments over the first three anniversaries of the agreement. All of the awards vest in full in the event of the termination of Mr. Lytton's employment due to death or disability, by us other than for cause or disability or by Mr. Lytton for good reason (each as defined therein). Mr. Lytton is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to receive supplemental retirement benefits and certain relocation, travel, tax gross-up, financial and tax planning and other perquisites. In the event that Mr. Lytton's employment is terminated by us other than for cause or by Mr. Lytton for good reason, then, provided that Mr. Lytton executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. Lytton a lump sum of two times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, to credit him with two additional years of service for purposes of calculating his supplemental retirement benefits and to offer him continued participation in our health and welfare plans for a period of three years. In the event that Mr. Lytton's employment is terminated in connection with or following a change in control (as defined therein), then Tyco is obligated to pay Mr. Lytton a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), to provide him a gross-up payment for any taxes he must pay as a result of receiving compensation that is contingent upon a change in control, to credit him with three additional years of service for purposes of calculating his supplemental retirement benefits and all of his outstanding equity awards will vest. "Good reason" includes any termination by the executive during the 30-day period immediately following the 15-month anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. Lytton's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's results of operations, financial position and cash flows in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. Lytton from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and

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for a period of one year following termination. Both Tyco and Tyco International
(US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. Lytton to the fullest extent permitted by law and under Tyco's bye-laws.

    Our employment agreement with Mr. Pillmore is dated as of August 12, 2002. The agreement provides for Mr. Pillmore to serve as our Senior Vice President, Corporate Governance for an initial term of three years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. Pillmore at the end of the initial term or any additional term. Under the agreement, Mr. Pillmore is entitled to an annual base salary of at least $475,000, a sign-on bonus of $100,000 (net after tax), a guaranteed pro-rated annual bonus for fiscal 2002 based upon his base salary and a guaranteed annual bonus for fiscal 2003 of at least 100% of his base salary. Thereafter, Mr. Pillmore is eligible to earn an annual bonus of at least 100% of his base salary, based upon Tyco's satisfaction of objective financial performance criteria to be determined by the Board. Under the agreement, Mr. Pillmore is entitled to receive a sign-on option to purchase 300,000 common shares of Tyco at an exercise price of $12.69 per share, which vests in three equal annual installments over the first three anniversaries of the agreement, and a sign-on grant of 40,000 restricted shares, which vests in three equal annual installments on January 1, 2003, January 1, 2004 and January 1, 2005, and, in fiscal 2003, an option to purchase 225,000 common shares of Tyco at an exercise price equal to the fair market value of Tyco common shares on the grant date, and a grant of 30,000 deferred share units, both of which will vest in three equal annual installments over the first three anniversaries of the agreement. All of the awards vest in full in the event of the termination of Mr. Pillmore's employment due to death or disability, by us other than for cause or disability or by Mr. Pillmore for good reason (each as defined therein).
Mr. Pillmore is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to receive supplemental retirement benefits and certain relocation, travel, tax gross-up, financial and tax planning and other perquisites. In the event that Mr. Pillmore's employment is terminated by us other than for cause or by Mr. Pillmore for good reason, then, provided that Mr. Pillmore executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. Pillmore a lump sum of two times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, to credit him with two additional years of service for purposes of calculating his supplemental retirement benefits and to offer him continued participation in our health and welfare plans for a period of two years. In the event that Mr. Pillmore's employment is terminated in connection with or in the 16-month period following a change in control (as defined therein), then Tyco is obligated to pay Mr. Pillmore a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), to provide him a gross-up payment for any taxes he must pay as a result of receiving compensation that is contingent upon a change in control, pay him a lump sum representing the present value of the increase in the supplemental retirement benefits that he would have accrued assuming he had been credited with three additional years of service and all of his outstanding equity awards will vest. "Good reason" includes any termination by the executive during the 30-day period immediately following the 15-month anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. Pillmore's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's results of operations, financial position and cash flows in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. Pillmore from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. Pillmore to the fullest extent permitted by law and under Tyco's bye-laws.

    Tyco is party to a retention agreement with Richard J. Meelia, which is filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001. Under the agreement, if Mr. Meelia is terminated by us without cause or upon disability or Mr. Meelia resigns for good reason

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(each as defined in the agreement) prior to February 28, 2005, then he is entitled to receive a lump sum payment equal to three times the sum of his annual base salary, average cash bonus during the prior four fiscal years and the greater of 10% of his base salary or $20,000, as well as a pro rata portion of the maximum annual bonus that he would have been eligible for in the year of termination. Mr. Meelia would also be entitled to receive certain welfare, fringe, and other benefits comparable to those provided to him prior to termination for a period of three years from his termination date. Additionally, all options and restricted shares owned by Mr. Meelia and not already vested would continue to vest for a period of three years from termination. Under the agreement, if Mr. Meelia is terminated by us without cause or upon disability or Mr. Meelia resigns for any reason at any time after February 28, 2005 and prior to June 1, 2005, Mr. Meelia may elect to receive substantially the same severance benefits if he agrees not to disparage or compete with us or to solicit managerial level employees or customers of Tyco for a period of three years following his termination. The payments provided for in the agreement are subject to additional gross-up payments in the event that such payments are subject to federal excise tax. All of Mr. Meelia's unvested options and restricted shares vest in full immediately upon a change in control of Tyco (as defined therein).

    On January 22, 2001, Tyco entered into a retention agreement with Mr. Kozlowski. The agreement, as amended on August 1, 2001, was not properly approved, but purported to provide for an award of 800,000 restricted shares to be made on January, 22, 2002, with 1/8 of the common shares vesting each year beginning in January 2002 and full vesting upon Mr. Kozlowski's 62nd birthday on November 16, 2008. The agreement further provided that Mr. Kozlowski could sell the restricted shares to Tyco once the common shares vest at the fair market value on the date he elects to do so. The agreement provided that Mr. Kozlowski could retire at any time after November 16, 2008, and, with the consent of Tyco's Board, could retire before that date. If Mr. Kozlowski were terminated for "cause" or voluntarily resigned without "good reason" (each as defined in the retention agreement) prior to November 16, 2008, the agreement provided that he would receive no retirement payments under the agreement and any remaining common shares would not vest. However, if Mr. Kozlowski were terminated by the Board without cause or left for good reason, the agreement provided that he would receive a lump sum payment equal to three times the sum of his annual base salary and highest annual incentive compensation earned within the prior eight year period. Additionally, all options and restricted shares under the agreement or any company program not already vested would become vested at that time. The agreement also provided that he would receive payment for his services as a consultant annually in the amount of 1/12 of the sum of his last annual base salary and highest annual incentive compensation. The agreement provided that Mr. Kozlowski would continue to receive welfare, fringe, and other benefits comparable to those provided prior to retirement including, among other benefits, access to company facilities and services, and would receive three additional years of credits under the nonqualified retirement plan.
Mr. Kozlowski resigned on June 3, 2002. Tyco has taken the position that the agreement is not valid or enforceable because of Mr. Kozlowski's fraudulent misrepresentation, breach of fiduciary duty and other misconduct. In addition, Tyco has brought an action against Mr. Kozlowski seeking disgorgement of all compensation and forfeiture of all benefits to him under the retention agreement. See footnote 15 to the SUMMARY COMPENSATION TABLE above.

    On January 22, 2001, Tyco entered into a retention agreement with Mr. Swartz. The agreement, as amended on August 1, 2001, was not properly approved, but purported to provide for an award of 500,000 restricted shares to be made on January, 22, 2002, with full vesting of the common shares on January 22, 2006. The agreement further provided that Mr. Swartz could sell the restricted shares to Tyco once the common shares vest at their fair market value on the date he elects to do so. If Mr. Swartz were terminated for "cause" or voluntarily resigned without "good reason" (each as defined in the retention agreement) prior to January 22, 2006, the agreement provided that he would receive no retirement payments under the agreement and any remaining common shares would not vest. However, if Swartz were terminated by the Board without cause or left for good reason, the agreement provided that he would receive a lump sum payment equal to three times the sum of his annual base salary and highest annual incentive compensation earned within the prior six year period. Additionally, all options and restricted shares under the agreement or any company program not already vested would become vested at that time. The agreement also provided that he would receive payment for his services as a consultant annually for a period of three years in the amount of 1/12 of the sum of his last annual base salary and highest annual incentive compensation. The agreement provided that Mr. Swartz would continue to receive welfare, fringe, and other benefits comparable to those provided prior to retirement including, among other benefits, access to company facilities and services, and would receive three additional years of credits under the nonqualified retirement plan. Mr. Swartz resigned in August 2002.

    On August 1, 2002, Tyco entered into a severance agreement with Mr. Swartz which provided that Mr. Swartz would waive his rights under the August 1, 2001 amendment to his retention agreement and that Tyco would treat Mr. Swartz's leaving Tyco as if it were a resignation for good reason. The severance agreement provided that Tyco would pay Mr. Swartz amounts due Mr. Swartz under Tyco's Deferred Compensation Plan, the current value of Mr. Swartz's Executive Life Insurance Program, amounts due to Mr. Swartz under his 401(k) plan and amounts due to Mr. Swartz under his Supplemental Executive Retirement Program. In connection with the severance agreement, Mr. Swartz retained his claim to any amounts owned to him under his Executive Retirement Agreement. The agreement also provided that all disputes between Tyco and Mr. Swartz arising from or concerning his employment at Tyco would be subject to binding arbitration. Tyco has filed an arbitration claim against Mr. Swartz seeking disgorgement of all compensation and forfeiture of all benefits to him under the retention agreement and severance agreement. See footnote 16 to the SUMMARY COMPENSATION TABLE above.

RELATED PARTY TRANSACTIONS

    Tyco has amounts due related to loans and advances issued to employees under Tyco's Key Employee Loan Program, relocation programs and other advances made to executives. Loans were provided to employees under Tyco's Key Employee Loan Program for the payment of taxes upon the vesting of common shares granted under our restricted share ownership plans. The loans are unsecured and bear interest, payable annually, at a rate based on the six month LIBOR rate, calculated annually as the average of the 12 rates in effect on the first day of the month. Loans are generally repayable in ten years, except that earlier payments are required under certain circumstances. In addition, Tyco made loans secured by mortgages to certain employees under employee relocation programs. These loans are generally payable in 15 years and are secured by the underlying property. During fiscal 2002, the maximum amount outstanding under these programs was $117.5 million. Loans receivable under these programs, as well as other unsecured advances outstanding, were $88.1 and $93.4 million at September 30, 2002 and 2001, respectively. Certain of the above loans totaling $30.3 million and $33.7 million at September 30, 2002 and 2001, respectively, are non-interest bearing. Interest income on interest bearing loans totaled $5.5 million, $1.3 million, and $3.7 million in fiscal 2002, fiscal 2001 and fiscal 2000, respectively.

    During fiscal 2002, Mr. Kozlowski had outstanding loans from Tyco. The rate of interest charged on such loans was 1.91%. The maximum amount outstanding under these loans during fiscal 2002 was $51.0 million plus accrued interest of $3.2 million, and the amount outstanding at September 30, 2002 was $47.0 million. During fiscal 2001 and 2000, Mr. Kozlowski had outstanding loans from Tyco under our Key Employee Loan Program. The maximum amount of such loans previously reported in each of fiscal 2001 and 2000 were understated by approximately $25 million, plus accrued interest at the time. In addition, during fiscal 2001 and fiscal 2000, Mr. Kozlowski received $9,719,696 and $19,439,392 in unauthorized mortgage loans that were later forgiven without proper approval. Mr. Kozlowski also received an unauthorized gross-up payment to cover taxes payable due to income associated with such forgiveness. See footnote 21 to the SUMMARY COMPENSATION TABLE set forth in the caption entitled "Executive Compensation" above.

    During fiscal 2002, Mr. Swartz had outstanding loans from Tyco. The rate of interest charged on such loans was 2.11%. The maximum amount outstanding under these loans during fiscal 2002 was $25.0 million plus accrued interest of $1.6 million and such loans were repaid in full prior to September 30, 2002. During

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fiscal 2001 and 2000, Mr. Swartz had outstanding loans from Tyco under our Key
Employee Loan Program. The maximum amount of such loans previously reported in each of fiscal 2001 and 2000 were understated by approximately $12.5 million, plus accrued interest at the time. In addition, during fiscal 2001 and fiscal 2000, Mr. Swartz received $4,896,000 and $9,792,000, respectively, in unauthorized mortgage loans that were later forgiven without proper approval. Mr. Swartz also received an unauthorized gross-up payment to cover taxes payable due to income associated with such forgiveness. See footnote 22 to the SUMMARY COMPENSATION TABLE set forth in the caption entitled "Executive Compensation" above.

    During fiscal 2002, Mr. Belnick had outstanding loans from Tyco. The maximum amount outstanding under these loans during fiscal 2002 was $16.5 million and the amount outstanding at September 30, 2002 was $14.8 million. Of the $14.8 million, $14.5 million is a non-interest bearing mortgage loan and $0.3 million is in the form of an interest bearing promissory note. The interest rate on the promissory note was 2.78% for fiscal 2002. We have filed a civil complaint against Mr. Belnick for breach of fiduciary duty and other wrongful conduct. More information with respect to this action was reported on September 17, 2002 in a Current Report on Form 8-K and is set forth in Item 3 "Legal Proceedings" of our Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

    During fiscal 2002, Mr. Boggess had an outstanding loan under the Key Employee Loan Program. The rate of interest charged on such loan was 2.03%. The maximum amount outstanding under this loan during fiscal 2002 was $0.4 million and such loan was repaid in full prior to September 30, 2002.

    During fiscal 2002, Mr. Mead had an outstanding loan under the Key Employee Loan Program. The rate of interest charged on such loan was 2.03%. The maximum amount outstanding under this loan during fiscal 2002 was $0.9 million and such loan was repaid in full prior to September 30, 2002.

    During fiscal 2002, Mr. Meelia had an outstanding loan under the Key Employee Loan Program. The rate of interest charged on such loan was 2.06%. The maximum amount outstanding under this loan during fiscal 2002 was $1.7 million and the amount outstanding at September 30, 2002 was $18,200.

    During the fourth quarter of fiscal 2002, the Board and our new senior corporate management team adopted a policy under which no new loans are allowed to be granted to any officers of Tyco and existing loans are not allowed to be extended or modified.

    Certain Tyco directors and executive officers owned TyCom Ltd. common shares or options, which were converted to Tyco common shares and Tyco options upon the amalgamation of a subsidiary of Tyco with TyCom Ltd. on December 18, 2001 at the exchange ratio applicable to all holders of TyCom Ltd. common shares and options.

    Joshua M. Berman was a director of Tyco until December 5, 2002. From
March 1, 2000 through July 31, 2002, Tyco also engaged Mr. Berman to render legal and other services. During this period, Tyco compensated Mr. Berman at an annual rate of $360,000 and provided Mr. Berman with health benefits, secretarial assistance, a cell phone and electronic security services for his homes. Tyco also reimbursed Mr. Berman for legal fees and expenses incurred by him in connection with matters relating to Tyco pursuant to indemnification provisions applicable to all directors of Tyco. Mr. Berman is a retired counsel to the law firm Kramer Levin Naftalis & Frankel LLP, which provided legal services to us in fiscal 2002.

    Mr. York is a director of Tyco. Mr. York is the Chief Executive Officer of MicroWarehouse, Inc., a specialty catalog and online retailer and direct marketer of brand name computers and related technology. MicroWarehouse sells products to Tyco and its subsidiaries. Tyco and its subsidiaries paid MicroWarehouse approximately $2.3 million for products in 2002, which represents less than 0.25% of MicroWarehouse's total sales in 2002.

    Mr. O'Neill has been nominated for election to Tyco's Board. Mr. O'Neill is the Chief Executive Officer and a director of Imperial Chemical Industries PLC, a manufacturer of a wide range of industrial and consumer products and materials. ICI sells products and materials to Tyco and its subsidiaries. Tyco

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and its subsidiaries paid ICI approximately $19.6 million for products and materials in 2002, which represents less than 0.25% of ICI's total sales in 2002.

    Ms. Wijnberg has been nominated for election to Tyco's Board. Ms. Wijnberg is a Senior Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance brokerage, consulting and investment management businesses. Marsh & McLennan and its subsidiaries provide insurance, consulting and investment management products and services to Tyco and its subsidiaries. Tyco and its subsidiaries paid Marsh & McLennan and its subsidiaries approximately $19.1 million for products and services in 2002, which represents less than 0.25% of Marsh & McLennan and its subsidiaries' total revenue in 2002.

    As previously reported in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002, and our Annual Report on Form 10-K for the fiscal period ended September 30, 2002, Tyco and certain of our current and former directors are defendants in four pending actions purporting to bring suit derivatively on behalf of Tyco against certain former officers and certain current and former directors of Tyco and against Tyco as a nominal defendant in connection with alleged improper conduct of former officers of Tyco relating to the use of our funds, our Key Employee Loan Program and assets. The ultimate resolution of these actions is not yet determinable.

    As previously reported on September 17, 2002 and October 8, 2002 in our Current Reports on Form 8-K, Tyco has filed civil complaints against Mr. Kozlowski and Mr. Belnick, and an arbitration claim against Mr. Swartz, for breach of fiduciary duty and other wrongful conduct relating to alleged abuses of our Key Employee Loan Program and relocation program, unauthorized bonuses, unauthorized payments, self-dealing transactions or other improper conduct.

    As previously reported on September 17, 2002 in our Current Report on Form 8-K, on June 17, 2002, Tyco filed a civil complaint against our former director Frank E. Walsh, Jr. for breach of fiduciary duty, inducing breaches of fiduciary duty and related wrongful conduct involving a $20 million payment by Tyco, $10 million of which went to Mr. Walsh with the balance going to a charity of which Mr. Walsh is trustee. The payment was purportedly made for Mr. Walsh's assistance in arranging our acquisition of The CIT Group, Inc. On December 17, 2002, Mr. Walsh pleaded guilty to a felony violation of New York law in the Supreme Court of the State of New York, (New York County) and settled a civil action for violation of federal securities laws brought by the Securities and Exchange Commission in United States District Court for the Southern District of New York. Both the felony charge and the civil action were brought against Mr. Walsh based on such payment. The felony charge accused Mr. Walsh of intentionally concealing information concerning the payment from Tyco's directors and shareholders while engaged in the sale of Tyco securities in the State of New York. The SEC action alleged that Mr. Walsh knew that the registration statement covering the sale of Tyco securities as part of the CIT acquisition contained a material misrepresentation concerning fees payable in connection with the acquisition. Pursuant to the plea and settlement, Mr. Walsh paid $20 million in restitution to Tyco on December 17, 2002. Our claims against Mr. Walsh are still pending.

    Tyco has filed a civil complaint against Messrs. Kozlowski and Swartz pursuant to Section 16(b) of the Securities Exchange Act of 1934 for disgorgement to Tyco of short-swing profits from transactions in our common shares believed to exceed $40 million. The action seeks disgorgement of profits, interest, attorneys' fees and costs.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a graph comparing the cumulative total shareholder return on Tyco common shares against the cumulative total return of the S&P 500 Index and the Dow Jones Industrial-Diversified Index, assuming investment of $100 on September 30, 1997, including re-investment of dividends. The graph below shows the cumulative total return as of the fiscal years ended September 30, 1998, 1999, 2000, 2001 and 2002.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                9/97       9/98       9/99       9/00       9/01       9/02
                                                              ---------------------------------------------------------------
TYCO INTERNATIONAL LTD......................................   100.00     134.90     252.41     253.91     222.93      69.26
S & P 500...................................................   100.00     109.05     139.37     157.88     115.85      94.88
DOW JONES INDUSTRIAL-DIVERSIFIED............................   100.00     106.14     157.44     194.50     143.33     100.92

                                 OTHER MATTERS

COSTS OF SOLICITATION

    The cost of solicitation of proxies will be paid by Tyco. Tyco has engaged MacKenzie Partners, Inc. as the proxy solicitor for the Annual General Meeting for an approximate fee of $9,500. In addition to the use of the mails, certain directors, officers or employees of Tyco may solicit proxies by telephone or personal contact. Upon request, Tyco will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Tyco's officers and directors and persons who beneficially own more than ten percent of Tyco's common shares to file reports of ownership and changes in ownership of such common shares with the SEC and the New York Stock Exchange. These persons are required by SEC regulations to furnish Tyco with copies of all
Section 16(a) forms they file. As a matter of practice, Tyco's administrative staff assists Tyco's officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based solely on Tyco's review of the copies of such forms it has received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, Tyco believes that all of its officers, directors and beneficial owners of more than ten percent of its common shares complied with Section 16(a) during Tyco's fiscal year ended September 30, 2002, except for (i) Mr. Fort who reported one transaction six months late, (ii) Mr. Welch who reported one transaction eight months late and another transaction seven months late, (iii) Mr. Slusser who reported one transaction seven months late, (iv) Mr. Breen who reported his initial statement of beneficial ownership on Form 3 four days late,
(v) Mr. FitzPatrick who reported four transactions 20 days late,
(vi) Mr. Lytton who reported four transactions eight days late (these transactions occurred on the same day), (vii) Mr. Kozlowski who failed to report approximately 12 transactions and (viii) Mr. Swartz who failed to report approximately 14 transactions.

PRESENTATION OF FINANCIAL STATEMENTS

    In accordance with Section 84 of the Companies Act 1981 of Bermuda, Tyco's audited consolidated financial statements for the fiscal year ended
September 30, 2002 will be presented at the Annual General Meeting. These statements have been approved by Tyco's directors. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

REGISTERED AND PRINCIPAL EXECUTIVE OFFICES

    The registered and principal executive offices of Tyco are located at The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number there is (441) 292-8674.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL GENERAL MEETING

    In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 intended for inclusion in the Proxy Statement for next year's annual general meeting of shareholders must be received by Tyco no later than October 10, 2003. Such proposals should be sent to Tyco's Secretary at The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and must be a proper subject for shareholder action under Bermuda law.

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
    A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Bermuda law and other legal requirements, without seeking to have the proposal included in Tyco's proxy statement pursuant to Rule 14a-8. Bermuda law provides that only Tyco shareholders holding not less than 5% of the total voting rights or 100 or more registered Tyco shareholders together may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be deposited at the registered office of Tyco not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. Under SEC
Rule 14a-4, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the Chairman without additional proxy statement disclosure about the matter unless Tyco is notified about the matter at least 45 days before the first anniversary of the date on which this proxy statement is first mailed to shareholders and the proponents otherwise satisfy the requirements of Rule 14a-4. The deadline under Rule 14a-4 for next year's meeting is December 24, 2003.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

    COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
SEPTEMBER 30, 2002, AS FILED WITH THE SEC, ARE AVAILABLE TO SHAREHOLDERS FREE OF CHARGE ON OUR INTERNET WEBSITE AT HTTP://INVESTORS.TYCOINT.COM/ EDGAR.CFM (WITHOUT EXHIBITS) OR BY WRITING TO ATTN: TYCO SHAREHOLDER SERVICES, TYCO INTERNATIONAL LTD., THE ZURICH CENTRE, SECOND FLOOR, 90 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA.

GENERAL

    The enclosed proxy is solicited on behalf of Tyco's Board. Unless otherwise directed, proxies held by the Chairman will be voted at the Annual General Meeting (or an adjournment or postponement thereof) FOR the election of all nominees to the Board named on the proxy card, FOR re-appointing the auditors and authorizing the Audit Committee of the Board to set the auditors' remuneration, FOR the increase in the number of authorized common shares and the amendment to Tyco's Bye-Laws to reflect such increase, AGAINST the shareholder proposal regarding the manufacture of PVC- or Phthalate-containing medical supplies, AGAINST the shareholder proposal regarding shareholder approval of future severance agreements, AGAINST the shareholder proposal regarding use of stock price indexed executive stock options, AGAINST the shareholder proposal regarding changing Tyco's jurisdiction of incorporation, AGAINST the shareholder proposal regarding a non-executive independent Chairman of the Board and AGAINST the shareholder proposal regarding obtaining only audit services from Tyco's independent auditors. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chairman will vote the common shares represented by such proxies in accordance with his best judgment.

                                   EXHIBIT A
                            AUDIT COMMITTEE CHARTER

I. PURPOSE. The Audit Committee is appointed by the Board to assist the Board in monitoring: (A) the integrity of the financial statements of the Company,
    (B) the outside auditor's independence and qualifications, (C) the performance of the Company's internal and external auditor, (D) the compliance by the Company with legal and regulatory requirements, and
    (E) the effectiveness of the Company's internal controls. The Audit Committee also is responsible for (1) preparing the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement, and (2) overseeing the Company's policies, practices and compliance regarding its Code of Conduct.

II. AUTHORITY. The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. Such authority includes but is not limited to:

    - Retain outside counsel, accountants, outside advisors, consultants, or others to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions.

    - Seek any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the committee's requests.

    - Meet with the senior internal auditor, company officers, external auditors, or outside counsel, as necessary.

III. COMPOSITION. The Audit Committee shall have at least three members, each of whom shall meet the independence and experience requirements of the New York Stock Exchange, as determined by the Board. The Board, after due consideration of the recommendation of the Corporate Governance and Nominating Committee, shall appoint the members of the Audit Committee and designate its chair.

IV. MEETINGS. The Audit Committee shall meet at least six times a year, and may meet additionally as it deems necessary or appropriate in its judgment, either in person or telephonically. The Audit Committee shall meet at least quarterly with management, the senior internal auditor, and the external auditor in separate executive sessions.

V. RESPONSIBILITIES. The Audit Committee will carry out the following responsibilities:

    A.  FINANCIAL STATEMENTS

       1. Review the annual audited and quarterly financial statements, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management, the internal auditor, and the outside auditor.

       2. Discuss, including with the internal and outside auditor, corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

       3. Review from time to time (but in no event less often than annually) with the outside auditor and management, as appropriate:

           - Significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

           - Major issues regarding the Company's accounting and auditing principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices suggested by the outside auditor, internal auditor or management;

           - Matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

           - The results of the audit, which should include a review of any audit problems or difficulties encountered by the outside auditor in the course of the audit work, including any restrictions on the scope of activities or access to required personnel or information, and any disagreements with management; and

           - Principles of accounting proposed or promulgated by regulatory accounting authorities.

    B.  EXTERNAL AUDIT

       1. Annually retain, subject to the approval of the shareholders, evaluate, and, if appropriate, recommend termination of the Company's outside auditor. The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, oversight, and evaluation of performance of the work of the outside auditor. The Audit Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the outside auditor. The Audit Committee shall establish policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include pre-approval of such services.

       2. At least annually, obtain and review a report from the outside auditor describing any relationships between the auditor and the Company and any other relationships that may adversely affect the auditor's independence, consider the independence of the outside auditor, and otherwise take appropriate action to satisfy itself of the independence of the auditor, including considering whether the provision of non-audit services by the outside auditor is compatible with the auditor's independence.

       3. Establish policies for the hiring of employees and former employees of the outside auditor.

       4. At least annually, review the external auditor's proposed audit scope and approach, including coordination of audit effort with internal audit, to ensure the completeness of coverage and reduction of redundant efforts.

       5. At least annually, obtain and review a report by the outside auditor describing its own internal quality-control procedures; any material issues raised by its most recent quality-control review or peer review; and any inquiry or investigation by governmental or professional authorities respecting any of its audits within the past five years, together with any steps taken to deal with any such issues.

       6. On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

    C.  INTERNAL AUDIT

       1. Select, monitor, evaluate, compensate, and if necessary, replace the internal audit director.

       2. Review with management and the senior internal auditor the charter, scope, responsibilities, plans, budget, staffing, organizational structure, thefts and defalcations and results of the internal audit function.

       3. The senior internal auditor will regularly attend all audit committee meetings. At least quarterly, meet separately with the senior internal auditor to discuss any matters that the committee or internal audit believes should be discussed privately.

    D.  COMPLIANCE

       1. Selecting, monitoring, evaluating, compensating, and if necessary replacing the Corporate Ombudsman.

       2. Advise the Board with respect to the Company's Code of Conduct, and annually review and assess the adequacy of the Code of Conduct and recommend any proposed changes to the Board. Specifically, the Audit Committee shall discuss with management, the Company's senior internal auditor, and the Senior Vice President--Corporate Governance, their compliance with the Company's Code of Conduct, including any insider and affiliated party transactions, and the Company's procedures to monitor compliance throughout the Company with the Code of Conduct.

       3. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

       4. Review the effectiveness of procedures for the receipt, retention, resolution and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for employees to make confidential and anonymous submissions of concern regarding questionable accounting or auditing matters. This should also include a review of management follow-up, including disciplinary action, for any actions of noncompliance.

    E.  INTERNAL CONTROLS

       1. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

       2. Periodically review the adequacy and effectiveness of the Company's disclosure controls and procedures and the Company's internal controls, including any significant deficiencies and significant changes in internal controls.

       3. Consider the effectiveness of the company's internal control over annual and interim financial reporting, including information technology security and control.

       4. Understand the scope of internal and external auditor's review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management responses.

    F.  REPORTING

       1. Regularly report to the Board about committee activities, issues and related recommendations.

       2. Report annually to the shareholders, describing the committee's composition, responsibilities, and how they were discharged, and any other information required by regulators.

    G.  OTHER RESPONSIBILITIES

       1. Assess annually the Audit Committee's and individual members' performance of the duties specified in this Charter and report its findings to the Board.

       2. Annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board.

                                   EXHIBIT B
                AMENDMENT TO TYCO'S BYE-LAWS TO REFLECT INCREASE
                     IN NUMBER OF AUTHORIZED COMMON SHARES
                             ANNUAL GENERAL MEETING

                       (Amendment to Section (1) of Schedule)

                                   "SCHEDULE

(1) The authorised share capital of the Company is U.S. $925,000,000 divided into 4,000,000,000 Common Shares of the nominal value of U.S. $0.20 each ("Common Shares") and 125,000,000 Preference Shares of the nominal value of U.S. $1.00 each (the "Preference Shares")."

                                     * * *

                            TYCO INTERNATIONAL LTD.
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    Proxy Card for use at the 2003 Annual General Meeting or any adjournment or postponement thereof (the "Meeting") of Shareholders of Tyco
International Ltd., a company organized under the laws of Bermuda ("Tyco"), to be held on March 6, 2003 at 10:00 a.m., local time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.

    The person signing on the reverse of this card, being a holder of common shares of Tyco, hereby appoints as his/her proxy at the Meeting, Edward D. Breen, failing whom John A. Krol, failing whom the Chairman of the Meeting, or any of them with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her common shares as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

    Please indicate on the reverse of this card how the common shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the common shares are to be voted in respect of any of the resolutions described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR the election of all nominees to the Board of Directors, FOR proposals numbered 2 and 3 and AGAINST proposals numbered 4 through 9, as described below.

     PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.  Election of the 10 nominees to the Board of Directors.

2. Re-appointment of PricewaterhouseCoopers as Tyco's independent auditors and authorization for the Audit Committee of the Board of Directors to set the auditors' remuneration.

3. Increase in number of Tyco's authorized common shares and amendment to Tyco's Bye-Laws to reflect such increase.

4. Shareholder proposal regarding the manufacture of PVC- or Phthalate-containing medical supplies.

5. Shareholder proposal regarding shareholder approval of future severance arrangements.

6. Shareholder proposal regarding use of stock price indexed executive stock options.

7. Shareholder proposal regarding changing Tyco's jurisdiction of incorporation.

8. Shareholder proposal regarding non-executive independent Chairman of the Board.

9. Shareholder proposal regarding obtaining only audit services from Tyco's independent auditors.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

    In order to be effective, completed proxy cards should be received at one of the addresses and by the time (being local time) specified below:

    IN BERMUDA: Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, by 8:00 a.m. on March 6, 2003;

    IN THE UNITED KINGDOM: Tyco International Ltd., c/o Tyco Holdings (UK) Limited, 5th Floor, 30-34 Moorgate, London EC2R 6PJ, United Kingdom, by 5:00 p.m. on March 5, 2003;

    IN AUSTRALIA: Tyco International Ltd., c/o Tyco International Pty. Limited, Level 6, 12 Help Street, Chatswood NSW 2067, Australia, by 5:00 p.m. on March 5, 2003;

    IN THE UNITED STATES: Tyco International Ltd., c/o Mellon Investor Services, P.O. Box 3547, South Hackensack, New Jersey 07606-9247, United States of America, by 8:00 a.m. on March 6, 2003.

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSALS NUMBERED 2 AND 3 AND AGAINST PROPOSALS NUMBERED 4 THROUGH 9, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please mark your votes as indicated in this example /X/

1.  Election of the 10 nominees listed below to the Board of Directors

       / /  FOR ALL      / /  WITHHOLD AUTHORITY      / /  FOR ALL EXCEPT*

(1) Edward D. Breen, (2) John A. Krol, (3) Jerome B. York, (4) Mackey J. McDonald, (5) George W. Buckley, (6) Bruce S. Gordon, (7) Dennis C. Blair,
(8) Brendan R. O'Neill, (9) Sandra S. Wijnberg, (10) H. Carl McCall

TO VOTE FOR ALL NOMINEES, MARK THE "FOR ALL" BOX. TO WITHHOLD VOTING FOR ALL NOMINEES, MARK THE "WITHHOLD AUTHORITY" BOX. TO WITHHOLD VOTING FOR A PARTICULAR NOMINEE (OR NOMINEES), MARK THE "FOR ALL EXCEPT" BOX AND ENTER THE NAME(S) OF THE EXCEPTION(S) IN THE SPACE PROVIDED.

*  Exceptions: _________________________________________________________________

PROPOSALS AS DESCRIBED ON THE REVERSE SIDE OF THIS PROXY:

2.             / /  FOR        / /  AGAINST        / /  ABSTAIN
3.             / /  FOR        / /  AGAINST        / /  ABSTAIN
4.             / /  FOR        / /  AGAINST        / /  ABSTAIN
5.             / /  FOR        / /  AGAINST        / /  ABSTAIN
6.             / /  FOR        / /  AGAINST        / /  ABSTAIN
7.             / /  FOR        / /  AGAINST        / /  ABSTAIN
8.             / /  FOR        / /  AGAINST        / /  ABSTAIN
9.             / /  FOR        / /  AGAINST        / /  ABSTAIN

NOTE:

1. In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2. In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3. Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature _______________ Signature/Title ______________ Date __________________
--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                ADMISSION TICKET

     2003 Annual General Meeting of Shareholders of Tyco International Ltd.

                      March 6, 2003 10:00 A.M., Local Time
                        Fairmont Hamilton Princess Hotel
                               76 Pitts Bay Road
                            Pembroke HM 08, Bermuda